Exhibit 10.1

Period Covered by Contract:

October 3, 2006 – October 3, 2011

The Analysis Corporation

1501 Farm Credit Drive, Suite 2300

McLean, Virginia 22102-5000

www.theanalysiscorp.com

GSA Schedule GS-35F-0344L, effective October 3, 2006

Authorized Federal Supply Service

Information Technology Schedule Pricelist

General Purpose Commercial Information Technology

Equipment, Software & Services

SIN 132-51 - Information Technology (It) Professional Services

FPDS Code D301	IT Facility Operation and Maintenance

FPDS Code D302	IT Systems Development Services

FPDS Code D306	IT Systems Analysis Services

FPDS Code D307	Automated Information Systems Design and Integration Services

FPDS Code D308-1	Programming Services

FPDS Code D308-2	Millenium Conversion Services (Y2K)

FPDS Code D310	IT Backup and Security Services

FPDS Code D311	IT Data Conversion Services

FPDS Code D316	IT Network Management Services

FPDS Code D399	Other Information Technology Services, Not Elsewhere Classified

SIN 132-32 - Term Software License – SUBJECT TO COOPERATIVE PURCHASING

FSC CLASS 7030	Information Technology

NAICS Codes: 541511, 541512, 514210, 514513, 514519, 519130, 541611, 541618, 541690, 541990, 561920, 928110

Note 1	All non-professional labor categories must be incidental to and used solely to support hardware, software and/or professional services, and cannot be purchased separately.
Note 2

Offerors and Agencies are advised that the Group 70 – Information Technology Schedule is not to be used as a means to procure services, which properly fall under the Brooks Act. These services include, but are not limited to, architectural, engineering, mapping, cartographic production, remote sensing, geographic information systems, and related services. FAR 36.6 distinguishes between mapping services of an A/E nature and mapping services which are not connected nor incidental to the traditionally accepted A/E Services.

Note 3

This solicitation is not intended to solicit for the reselling of IT Professional Services, except for the provision of implementation, maintenance, integration, or training services in direct support of a product. Under such circumstances, the services must be performance by the publisher or manufacturer or one of their authorized agents.

The Analysis Corporation

1501 Farm Credit Drive, Suite 2300

McLean, Virginia 22102-5000

http://www.theanalysiscorp.com

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GSA Schedule GS-35F-0344L, effective October 3, 2006

CONTRACT NUMBER: GS-35F-0344L

PERIOD COVERED BY CONTRACT: OCTOBER 3, 2006 – OCTOBER 3, 2011

General Services Administration

Federal Supply Service

Products and ordering information in this Authorized FSS Information Technology Schedule Pricelist are also available on the GSA Advantage! System. Agencies can browse GSA Advantage! by accessing the Federal Supply Service’s Home Page via the Internet at http://www.fss.gsa.gov

Table of Contents

I.	Information For Ordering Offices Applicable To All Special Item Numbers		8
		SPECIAL NOTICE TO AGENCIES: Small Business Participation	8
	1.	Geographic Scope of Contract:	8
	2.	Contractor’s Ordering Address and Payment Information:	8
	3.	Liability For Injury Or Damage	9
	4.	Statistical Data For Government Ordering Office Completion of Standard Form 279	9
	5.	FOB Destination	9
	6.	Delivery Schedule	9
	7.	Discounts	9
	8.	Trade Agreements Act of 1979, as amended	10
	9.	Statement Concerning Availability of Export Packing: None	10
	10.	Small Requirements	10
	11.	Maximum Order	10
	12.	Use Of Federal Supply Service Information Technology Schedule Contracts	10
	13.	Federal Information Technology/Telecommunication Standards Requirements	11
		13.1 Federal Information Processing Standards Publications (Fips Pubs):	12
		13.2 Federal Telecommunication Standards (Fed-Stds):	12
	14.	Contractor Tasks / Special Requirements (C-FSS-370) (Nov 2001)	12
	15.	Contract Administration For Ordering Offices	13
	16.	GSA Advantage!	13
	17.	Purchase Of Open Market Items	13
	18.	Contractor Commitments, Warranties And Representations	14
	19.	Overseas Activities	14
	20.	Blanket Purchase Agreements (BPAs)	14
	21.	Contractor Team Arrangements	15
	22.	Installation, Deinstallation, Reinstallation	15
	23.	Section 508 Compliance	15
	24.	Prime Contractor Ordering From Federal Supply Schedules	15
	25.	Insurance - Work On A Government Installation (Jan 1997)(Far 52.228- 5)	16

II.	Terms And Conditions Applicable To Term Software Licenses (Special Item Number 132-32)		17
	1.	Inspection/Acceptance	17

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GSA Schedule GS-35F-0344L, effective October 3, 2006

	2.	Guarantee/Warranty	17
	3.	Technical Services	17
	4.	Periods Of Term Licenses (132-32)	17
	5.	Term License Cessation	18
	6.	Utilization Limitations - (132- 32)	18
	7.	Software Conversions - (132-32)	19
	8.	Descriptions And Equipment Compatibility	19
	9.	Right-To-Copy Pricing	19

III.	Terms And Conditions Applicable To Information Technology (It) Professional Services (Special Item Number 132- 51)		20
	1.	Scope	20
	2.	Performance Incentives	20
	3.	Ordering Procedures For Services (Requiring A Statement Of Work) (G-Fci-920) (Mar 2003)	20
	4.	Order	22
	5.	Performance Of Services	23
	6.	Inspection Of Services	23
	7.	Responsibilities Of The Contractor	23
	8.	Responsibilities Of The Government	23
	9.	Independent Contractor	23
	10.	Organizational Conflicts Of Interest	23
	11.	Invoices	24
	12.	Payments	24
	13.	Resumes	24
	14.	Incidental Support Costs	24
	15.	Approval Of Subcontracts	24
	16.	Description Of It Services And Pricing	24

IV.	Labor Categories		25
	1.	Administrative Staff II	25
	2.	Administrative Staff III	25
	3.	Administrative Staff IV	25
	4.	Applications Programmer I	26
	5.	Application Programmer II	26
	6.	Analyst I	26
	7.	Analyst II	27
	8.	Analyst III	27
	9.	Analyst IV	27
	10.	Analyst V	28
	11.	Business Architect II	28
	12.	Business Architect III	28
	13.	Business Architect IV	29
	14.	Configuration Management Specialist II	30
	15.	Consultant	30

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GSA Schedule GS-35F-0344L, effective October 3, 2006

16.	Data Entry Clerk I	30
17.	Data Handler I	30
18.	Data Handler II	31
19.	Database Administrator I	31
20.	Database Management Specialist II	31
21.	Database Management Specialist III	31
22.	Database Manager IV	32
23.	Database Manager V	32
24.	Enterprise Architect I	32
25.	Enterprise Architect II	32
26.	Enterprise Architect III	33
27.	Enterprise Architect IV	33
28.	Facility Security Officer	33
29.	Graphics Specialist I	34
30.	Graphics Specialist II	34
31.	Graphics Specialist III	34
32.	Graphics Specialist IV	35
33.	Graphics Specialist V	35
34.	Information Engineer I	35
35.	Information Engineer II	35
36.	Information Engineer III	36
37.	Network Administrator / Technician I	36
38.	Program Manager I	37
39.	Program Manager II	37
40.	Program Manager III	37
41.	Program Manager IV	38
42.	Programmer / Analyst II	38
43.	Programmer / Analyst III	38
44.	Project Control Specialist II	38
45.	Project Control Specialist III	39
46.	Project Manager I	39
47.	Project Manger II	39
48.	Project Manager III	40
49.	Project Manager IV	40
50.	Quality Assurance Analyst I	40
51.	Quality Assurance Manager II	41
52.	Quality Assurance Manager III	41
53.	Quality Assurance Manager IV	41
54.	Quality Assurance Manager V	42
55.	Software Engineer I	42
56.	Software Engineer II	42
57.	Software Engineer III	43
58.	Software Engineer V	43
59.	Software Engineer VI	44

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GSA Schedule GS-35F-0344L, effective October 3, 2006

	60.	Subject Matter Expert (SME) I	44
	61.	Subject Matter Expert (SME) II	44
	62.	Subject Matter Expert (SME) III	45
	63.	Subject Matter Expert (SME) IV	45
	64.	Subject Matter Expert (SME) V	45
	65.	Systems Security Engineer I	46
	66.	Systems Security Engineer II	46
	67.	Systems Security Engineer III	46
	68.	Systems Security Engineer IV	47
	69.	Systems Security Engineer V	47
	70.	Systems Security Engineer VI	48
	71.	Systems Administrator I	48
	72.	Systems Administrator II	48
	73.	Systems Administrator III	49
	74.	Systems Analyst I	49
	75.	Systems Analyst II	49
	76.	Systems Analyst III	50
	77.	Systems Architect II	50
	78.	Systems Architect III	51
	79.	Systems Architect IV	51
	80.	Systems Architect V	52
	81.	Systems Engineer I	52
	82.	Systems Engineer II	52
	83.	Systems Engineer III	53
	84.	Systems Engineer IV	53
	85.	Systems Engineer VI	54
	86.	Systems Environment/Tools Expert I	54
	87.	Systems Environment/Tools Expert II	54
	88.	Systems Environment/Tools Expert III	55
	89.	Technical Writer I	55
	90.	Technical Writer II	55
	91.	Technical Writer III	55
	92.	Technical Writer V	56
	93.	Test Engineer I	56
	94.	Test Engineer II	56
	95.	Test Engineer III	57
	96.	Training Specialist I	57
	97.	Training Specialist II	57
	98.	Training Specialist III	57
	99.	Training Specialist IV	58
	Allowable Substitutions of Education & Experience		59
	Project Management Institute (PMI) Certification Requirements		60

V.	GSA Schedule Price Lists		61

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GSA Schedule GS-35F-0344L, effective October 3, 2006

	TAC Labor Pricelists		61

VI.	term software license - cogility		81

VII.	Cogility Software Corporation License And Services Agreement		83
	1.	License	83
	2.	License Fees	83
	3.	Restrictions on Use	83
	4.	Ownership	83
	5.	Termination	84
	6.	Infringement Claims	84
	7.	Limited Warranty	84
	8.	Services	85
	9.	Limitation Of Liability	85
	10.	Government End Users	85
	11.	Governing Law	86

VIII.	USA Commitment To Promote Small Business Participation Procurement Programs		87
	Preamble		87
	Commitment		87

IX.	Best Value Blanket Purchase Agreement		88
	(Customer Name) Blanket Purchase Agreement		89

X.	Basic Guidelines For Using “Contractor Team Arrangements”		90

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GSA Schedule GS-35F-0344L, effective October 3, 2006

I.	INFORMATION FOR ORDERING OFFICES APPLICABLE TO ALL SPECIAL ITEM NUMBERS

  SPECIAL NOTICE TO AGENCIES: Small Business Participation

SBA strongly supports the participation of small business concerns in the Federal Supply Schedules Program. To enhance Small Business Participation, SBA policy allows agencies to include in their procurement base and goals, the dollar value of orders expected to be placed against the Federal Supply Schedules, and to report accomplishments against these goals.

For orders exceeding the micro purchase threshold, FAR 8.404 requires agencies to consider the catalogs/pricelists of at least three schedule contractors or consider reasonably available information by using the GSA Advantage!™ on-line shopping service (www.fss.gsa.gov). The catalogs/pricelists, GSA Advantage!™ and the Federal Supply Service Home Page (www.fss.gsa.gov) contain information on a broad array of products and services offered by small business concerns.

This information should be used as a tool to assist ordering activities in meeting or exceeding established small business goals. It should also be used as a tool to assist in including small, small disadvantaged, and women-owned small businesses among those considered when selecting pricelists for a best value determination.

For orders exceeding the micro-purchase threshold, customers are to give preference to small business concerns when two or more items at the same delivered price will satisfy their requirement.

1.	GEOGRAPHIC SCOPE OF CONTRACT:

The geographic scope of this contract covers the 48 contiguous states and the District of Columbia, plus other worldwide locations on an individual order basis.

2.	CONTRACTOR’S ORDERING ADDRESS AND PAYMENT INFORMATION:

Ordering Address:	The Analysis Corporation
1501 Farm Credit Drive, Suite 2300
McLean, Virginia 22102
Payment Address:	Electronic Fund Transfer (ACH)
The Analysis Corporation
ABA #061000104
Account #1000004906607
Mailing Address:	The Analysis Corporation
P.O. Box 791314
Baltimore, MD 21279-1314

Contractors are required to accept credit cards for payments equal to or less than the micro-purchase threshold for oral or written delivery orders. Credit cards will be acceptable for payment above the micro-purchase threshold. In addition, bank account information for wire transfer payments will be shown on the invoice.

The following telephone number(s) can be used by ordering agencies to obtain technical and/or ordering assistance:

Ordering Assistance		Technical Assistance
Contract Administrator		Vice President Contracts and Administration Jim Flynn
Elaine T. Schlegel
Main:	(703) 738-2850	Main:	(703) 738-2876
Fax:	(703) 883-4037	Fax:	(703) 883- 4037

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GSA Schedule GS-35F-0344L, effective October 3, 2006

3.	LIABILITY FOR INJURY OR DAMAGE

The Contractor shall not be liable for any injury to Government personnel or damage to Government property arising from the use of equipment maintained by the Contractor, unless such injury or damage is due to the fault or negligence of the Contractor.

4.	STATISTICAL DATA FOR GOVERNMENT ORDERING OFFICE COMPLETION OF STANDARD FORM 279

Block 9: G.	Order/Modification Under Federal Schedule
Block 16:	Data Universal Numbering System (DUNS) Number: 60-966- 0451
Block 30:	Type of Contractor – Large
Block 31:	Large Business
Block 36:	Contractor’s Taxpayer Identification Number (TIN): 62 -1421208
4a.	CAGE Code: Please contact Russ Hierl to receive 703-738-2846
4b.	Contractor has registered with the Central Contractor Registration Database.

5.	FOB DESTINATION

6.	DELIVERY SCHEDULE

a.	Time of Delivery

The Contractor shall deliver to destination within the number of calendar days after receipt of order (ARO), as set forth below:

SPECIAL ITEM NUMBER	DELIVERY TIME (Days ARO)
132-51	As negotiated.
132-32	As negotiated.

b.	Urgent Requirements

When the Federal Supply Schedule contract delivery period does not meet the bona fide urgent delivery requirements of an ordering agency, agencies are encouraged, if time permits, to contact the Contractor for the purpose of obtaining accelerated delivery. The Contractor shall reply to the inquiry within 3 workdays after receipt. (Telephonic replies shall be confirmed by the Contractor in writing.) If the Con tractor offers an accelerated delivery time acceptable to the ordering agency, any order(s) placed pursuant to the agreed upon accelerated delivery time frame shall be delivered within this shorter delivery time and in accordance with all other terms and conditions of the contract.

7.	DISCOUNTS.

Prices shown are NET Prices; Basic Discounts have been deducted.

a.	Prompt Payment. 1% - 15 days from receipt of invoice or date of acceptance, whichever is later.
b.	Quantity. None.
c.	Dollar Volume. None.
d.	Government Educational Institutions.

Government Educational Institutes are offered the same discounts as all other Government Customers

e.	Other: None

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GSA Schedule GS-35F-0344L, effective October 3, 2006

8.	TRADE AGREEMENTS ACT OF 1979, AS AMENDED

All items are U.S. made end products, designated country end products, Caribbean Basin country end products, Canadian end products, or Mexican end products as defined in the Trade Agreements Act of 1979, as amended.

9.	STATEMENT CONCERNING AVAILABILITY OF EXPORT PACKING: None

10.	SMALL REQUIREMENTS

The minimum dollar value of orders to be issued is $1,000.

11.	MAXIMUM ORDER

(All dollar amounts are exclusive of any discount for prompt payment.)

a.	The Maximum Order value for the following Special Item Numbers (SINs) is $500,000: Special Item Number 132-51 and 132-32

12.	USE OF FEDERAL SUPPLY SERVICE INFORMATION TECHNOLOGY SCHEDULE CONTRACTS

In accordance with FAR 8.404:

Note	Special ordering procedures have been established for Special Item Numbers (SINs) 132 -51 IT Professional Services; refer to the terms and conditions for those SINs.

Orders placed pursuant to a Multiple Award Schedule (MAS), using the procedures in FAR 8.404, are considered to be issued pursuant to full and open competition. Therefore, when placing orders under Federal Supply Schedules, ordering offices need not seek further competition, synopsize the requirement, make a separate determination of fair and reasonable pricing, or consider small business set-asides in accordance with subpart 19.5. GSA has already determined the prices of items under schedule contracts to be fair and reasonable. By placing an order against a schedule using the procedures outlined below, the ordering office has concluded that the order represents the best value and results in the lowest overall cost alternative (considering price, special features, administrative costs, etc.) to meet the Government’s needs.

a.	Orders placed at or below the micro-purchase threshold. Ordering offices can place orders at or below the micro-purchase threshold with any Federal Supply Schedule Contractor.
b.	Orders exceeding the micro-purchase threshold but not exceeding the maximum order threshold. Orders should be placed with the Schedule Contractor that can provide the supply or service that represents the best value. Before placing an order, ordering offices should consider reasonably available information about the supply or service offered under MAS contracts by using the “GSA Advantage!” on-line shopping service, or by reviewing the catalogs/pricelists of at least three Schedule Contractors and selecting the delivery and other options available under the schedule that meets the agency’s needs. In selecting the supply or service representing the best value, the ordering office may consider—
(1)	Special features of the supply or service that are required in effective program performance and that are not provided by a comparable supply or service;
(2)	Trade-in considerations;
(3)	Probable life of the item selected as compared with that of a comparable item;
(4)	Warranty considerations;
(5)	Maintenance availability;
(6)	Past performance; and

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GSA Schedule GS-35F-0344L, effective October 3, 2006

(7)	Environmental and energy efficiency considerations.
c.	Orders exceeding the maximum order threshold. Each schedule contract has an established maximum order threshold. This threshold represents the point where it is advantageous for the ordering office to seek a price reduction. In addition to following the procedures in paragraph b, above, and before placing an order that exceeds the maximum order threshold, ordering offices shall—

Review additional Schedule Contractors’

(1)	Catalogs/pricelists or use the “GSA Advantage!” on-line shopping service;
(2)	Based upon the initial evaluation, generally seek price reductions from the Schedule Contractor(s) appearing to provide the best value (considering price and other factors); and
(3)	After price reductions have been sought, place the order with the Schedule Contractor that provides the best value and results in the lowest overall cost alternative. If further price reductions are not offered, an order may still be placed, if the ordering office determines that it is appropriate.

Note	For orders exceeding the maximum order threshold, the Contractor may:
(1) Offer a new lower price for this requirement (the Price Reductions clause is not applicable to orders placed over the maximum order in FAR 52.216-19 Order Limitations)
(2) Offer the lowest price available under the contract; or;
(3) Decline the order (orders must be returned in accordance with FAR 52.216-19).
d.	Blanket purchase agreements (BPAs). The establishment of Federal Supply Schedule BPAs is permitted when following the ordering procedures in FAR 8.404. All schedule contracts contain BPA provisions. Ordering offices may use BPAs to establish accounts with Contractors to fill recurring requirements. BPAs should address the frequency of ordering and invoicing, discounts, and delivery locations and times.
e.	Price reductions. In addition to the circumstances outlined in paragraph c, above, there may be instances when ordering offices will find it advantageous to request a price reduction. For example, when the ordering office finds a schedule supply or service elsewhere at a lower price or when a BPA is being established to fill recurring requirements, requesting a price reduction could be advantageous. The potential volume of orders under these agreements, regardless of the size of the individual order, may offer the ordering office the opportunity to secure greater discounts. Schedule Contractors are not required to pass on to all schedule users a price reduction extended only to an individual agency for a specific order.
f.	Small business. For orders exceeding the micro-purchase threshold, ordering offices should give preference to the items of small business concerns when two or more items at the same delivered price will satisfy the requirement.
g.	Documentation. Orders should be documented, at a minimum, by identifying the Contractor the item was purchased from, the item purchased, and the amount paid. If an agency requirement in excess of the micro-purchase threshold is defined so as to require a particular brand name, product, or feature of a product peculiar to one manufacturer, thereby precluding consideration of a product manufactured by another company, the ordering office shall include an explanation in the file as to why the particular brand name, product, or feature is essential to satisfy the agency’s needs.

13.	FEDERAL INFORMATION TECHNOLOGY/TELECOMMUNICATION STANDARDS REQUIREMENTS

Ordering activities acquiring products from this Schedule must comply with the provisions of the Federal Standards Program, as appropriate (reference: NIST Federal Standards Index). Inquiries to determine whether or not specific products listed herein comply with Federal Information Processing Standards (FIPS) or Federal Telecommunications Standards (FED-STDS), which are cited by ordering activities, shall be responded to promptly by the Contractor.

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GSA Schedule GS-35F-0344L, effective October 3, 2006

13.1	Federal Information Processing Standards Publications (Fips Pubs):

Information Technology products under this Schedule that do not conform to Federal Information Processing Standards (FIPS) should not be acquired unless a waiver has been granted in accordance with the applicable “FIPS Publication.” Federal Information Processing Standards Publications (FIPS PUBS) are issued by the U.S. Department of Commerce, National Institute of Standards and Technology (NIST), pursuant to National Security Act. Information concerning their availability and applicability should be obtained from the National Technical Information Service (NTIS), 5285 Port Royal Road, Springfield, Virginia 22161. FIPS PUBS include voluntary standards when these are adopted for Federal use. Individual orders for FIPS PUBS should be referred to the NTIS Sales Office, and orders for subscription service should be referred to the NTIS Subscription Officer, both at the above address, or telephone number (703) 487-4650.

13.2	Federal Telecommunication Standards (Fed-Stds):

Telecommunication products under this Schedule that do not conform to Federal Telecommunication Standards (FED-STDS) should not be acquired unless a waiver has been granted in accordance with the applicable “FED-STD.” Federal Telecommunication Standards are issued by the U.S. Department of Commerce, National Institute of Standards and Technology (NIST), pursuant to National Security Act. Ordering information and information concerning the availability of FED-STDS should be obtained from the GSA, Federal Supply Service, Specification Section, 470 East L’Enfant Plaza, Suite 8100, SW, Washington, DC 20407, telephone number (202)619-8925. Please include a self-addressed mailing label when requesting information by mail. Information concerning their applicability can be obtained by writing or calling the U.S. Department of Commerce, National Institute of Standards and Technology, Gaithersburg, MD 20899, telephone number (301) 975-2833.

14.	CONTRACTOR TASKS / SPECIAL REQUIREMENTS (C-FSS-370) (NOV 2001)

a.	Security Clearances: The Contractor may be required to obtain/possess varying levels of security clearances in the performance of orders issued under this contract. All costs associated with obtaining/possessing such security clearances should be factored into the price offered under the Multiple Award Schedule.
b.	Travel: The Contractor may be required to travel in performance of orders issued under this contract. Allowable travel and per diem charges are governed by Pub .L. 99-234 and FAR Part 31, and are reimbursable by the ordering agency or can be priced as a fixed price item on orders placed under the Multiple Award Schedule. The Industrial Funding Fee does NOT apply to travel and per diem charges.
c.	Certifications, Licenses and Accreditations: As a commercial practice, the Contractor may be required to obtain/possess any variety of certifications, licenses and accreditations for specific FSC/service code classifications offered. All costs associated with obtaining/ possessing such certifications, licenses and accreditations should be factored into the price offered under the Multiple Award Schedule program.
d.	Insurance: As a commercial practice, the Contractor may be required to obtain/possess insurance coverage for specific FSC/service code classifications offered. All costs associated with obtaining/possessing such insurance should be factored into the price offered under the Multiple Award Schedule program.

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GSA Schedule GS-35F-0344L, effective October 3, 2006

e.	Personnel: The Contractor may be required to provide key personnel, resumes or skill category descriptions in the performance of orders issued under this contract. Ordering activities may require agency approval of additions or replacements to key personnel.
f.	Organizational Conflicts of Interest: Where there may be an organizational conflict of interest as determined by the ordering agency, the Contractor’s participation in such order may be restricted in accordance with FAR Part 9.5.
g.	Documentation/Standards: The Contractor may be requested to provide products or services in accordance with rules, regulations, OMB orders, standards and documentation as specified by the agency’s order.
h.	Data/Deliverable Requirements: Any required data/deliverables at the ordering level will be as specified or negotiated in the agency’s order.
i.	Government-Furnished Property: As specified by the agency’s order, the Government may provide property, equipment, materials or resources as necessary.
j.	Availability of Funds: Many Government agencies’ operating funds are appropriated for a specific fiscal year. Funds may not be presently available for any orders placed under the contract or any option year. The Government’s obligation on orders placed under this contract is contingent upon the availability of appropriated funds from which payment for ordering purposes can be made. No legal liability on the part of the Government for any payment may arise until funds are available to the ordering Contracting Officer.

15.	CONTRACT ADMINISTRATION FOR ORDERING OFFICES

Any ordering office, with respect to any one or more delivery orders placed by it under this contract, may exercise the same rights of termination as might the GSA Contracting Officer under provisions of FAR 52.212-4, paragraphs (l) Termination for the Government’s convenience, and (m) Termination for Cause (See C.1.)

16.	GSA ADVANTAGE!

GSA Advantage! is an on-line, interactive electronic information and ordering system that provides on-line access to vendors’ schedule prices with ordering information. GSA Advantage! will allow the user to perform various searches across all contracts including, but not limited to:

(1)	Manufacturer;
(2)	Manufacturer’s Part Number; and
(3)	Product categories.

Agencies can browse GSA Advantage! by accessing the Internet World Wide Web utilizing a browser (ex.: Netscape). The Internet address is http://www.fss.gsa.gov.

17.	PURCHASE OF OPEN MARKET ITEMS

Note	Open Market Items are also known as incidental items, noncontract items, non-Schedule items, and items not on a Federal Supply Schedule contract.

For administrative convenience, an ordering office contracting officer may add items not on the Federal Supply Multiple Award Schedule (MAS) – referred to as open market items – to a Federal Supply Schedule blanket purchase agreement (BPA) or an individual task or delivery order, only if-

(1)	All applicable acquisition regulations pertaining to the purchase of the items not on the Federal Supply Schedule have been followed (e.g., publicizing (Part 5), competition requirements (Part 6), acquisition of commercial items (Part 12), contracting methods (Parts 13, 14, and 15), and small business programs (Part 19);

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GSA Schedule GS-35F-0344L, effective October 3, 2006

(2)	The ordering office contracting officer has determined the price for the items not on the Federal Supply Schedule is fair and reasonable;
(3)	The items are clearly labeled on the order as items not on the Federal Supply Schedule; and
(4)	All clauses applicable to items not on the Federal Supply Schedule are included in the order.

18.	CONTRACTOR COMMITMENTS, WARRANTIES AND REPRESENTATIONS

a.	For the purpose of this contract, commitments, warranties and representations include, in addition to those agreed to for the entire schedule contract:

(1)	Time of delivery/installation quotations for individual orders;
(2)	Technical representations and/or warranties of products concerning performance, total system performance and/or configuration, physical, design and/or functional characteristics and capabilities of a product/equipment/ service/software package submitted in response to requirements which result in orders under this schedule contract.
(3)	Any representations and/or warranties concerning the products made in any literature, description, drawings and/or specifications furnished by the Contractor.

b.	The above is not intended to encompass items not currently covered by the GSA Schedule contract.

19.	OVERSEAS ACTIVITIES

The terms and conditions of this contract shall apply to all orders for installation, maintenance and repair of equipment in areas listed in the pricelist outside the 48 contiguous states and the District of Columbia, except as indicated below:

        None

Upon request of the Contractor, the Government may provide the Contractor with logistics support, as available, in accordance with all applicable Government regulations. Such Government support will be provided on a reimbursable basis, and will only be provided to the Contractor’s technical personnel whose services are exclusively required for the fulfillment of the terms and conditions of this contract.

20.	BLANKET PURCHASE AGREEMENTS (BPAS)

Federal Acquisition Regulation (FAR) 13.303-1(a) defines Blanket Purchase Agreements (BPAs) as “…a simplified method of filling anticipated repetitive needs for supplies or services by establishing ‘charge accounts’ with qualified sources of supply.” The use of Blanket Purchase Agreements under the Federal Supply Schedule Program is authorized in accordance with FAR 13.303-2(c)(3), which reads, in part, as follows:

“BPAs may be established with Federal Supply Schedule Contractors, if not inconsistent with the terms of the applicable schedule contract.”

Federal Supply Schedule contracts contain BPA provisions to enable schedule users to maximize their administrative and purchasing savings. This feature permits schedule users to set up “accounts” with Schedule Contractors to fill recurring requirements. These accounts establish a period for the BPA and generally address issues such as the frequency of ordering and invoicing, authorized callers, discounts, delivery locations and times. Agencies may qualify for the best quantity/volume discounts available under the contract, based on the potential volume of business that may be generated through such an agreement, regardless of the size of the individual orders. In addition, agencies may be able to secure a discount higher than that available in the contract based on the aggregate

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volume of business possible under a BPA. Finally, Contractors may be open to a progressive type of discounting where the discount would increase once the sales accumulated under the BPA reach certain prescribed levels. Use of a BPA may be particularly useful with the new Maximum Order feature. See the Suggested Format, contained in this Schedule Pricelist, for customers to consider when using this purchasing tool.

21.	CONTRACTOR TEAM ARRANGEMENTS

Contractors participating in contractor team arrangements must abide by all terms and conditions of their respective contracts. This includes compliance with Clauses 552.238-74, Contractor’s Reports of Sales and 552.238-76, Industrial Funding Fee, i.e., each contractor (team member) must report sales and remit the IFF for all products and services provided under its individual contract.

22.	INSTALLATION, DEINSTALLATION, REINSTALLATION

The Davis-Bacon Act (40 U.S.C. 276a-276a-7) provides that contracts in excess of $2,000 to which the United States or the District of Columbia is a party for construction, alteration, or repair (including painting and decorating) of public buildings or public works with the United States, shall contain a clause that no laborer or mechanic employed directly upon the site of the work shall receive less than the prevailing wage rates as determined by the Secretary of Labor. The requirements of the Davis-Bacon Act do not apply if the construction work is incidental to the furnishing of supplies, equipment, or services. For example, the requirements do not apply to simple installation or alteration of a public building or public work that is incidental to furnishing supplies or equipment under a supply contract. However, if the construction, alteration or repair is segregable and exceeds $2,000, then the requirements of the Davis-Bacon Act applies.

The ordering activity issuing the task order against this contract will be responsible for proper administration and enforcement of the Federal labor standards covered by the Davis-Bacon Act. The proper Davis-Bacon wage determination will be issued by the ordering activity at the time a request for quotations is made for applicable construction classified installation, deinstallation, and reinstallation services under SIN 132-8.

23.	SECTION 508 COMPLIANCE.

If applicable, Section 508 compliance information on the supplies and services in this contract are available in Electronic and Information Technology (EIT) at the following: http://www.theanalysiscorp.com/.

The EIT standard can be found at: http://www.section508.gov.

24.	PRIME CONTRACTOR ORDERING FROM FEDERAL SUPPLY SCHEDULES.

Prime Contractors (on cost reimbursement contracts) placing orders under Federal Supply Schedules, on behalf of an ordering activity, shall follow the terms of the applicable schedule and authorization and include with each order –

a.	A copy of the authorization from the ordering activity with whom the contractor has the prime contract (unless a copy was previously furnished to the Federal Supply Schedule contractor); and
b.	The following statement:

This order is placed under written authorization from              dated             . In the event of any inconsistency between the terms and conditions of this order and those of your Federal Supply Schedule contract, the latter will govern.

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25.	INSURANCE - WORK ON A GOVERNMENT INSTALLATION (JAN 1997)(FAR 52.228-5)

a.	The Contractor shall, at its own expense, provide and maintain during the entire performance of this contract, at least the kinds and minimum amounts of insurance required in the Schedule or elsewhere in the contract.
b.	Before commencing work under this contract, the Contractor shall notify the Contracting Officer in writing that the required insurance has been obtained. The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting the Government’s interest shall not be effective—
(1)	For such period as the laws of the State in which this contract is to be performed prescribe; or
(2)	Until 30 days after the insurer or the Contractor gives written notice to the Contracting Officer, whichever period is longer.
c.	The Contractor shall insert the substance of this clause, including this paragraph (c), in subcontracts under this contract that require work on a Government installation and shall require subcontractors to provide and maintain the insurance required in the Schedule or elsewhere in the contract. The Contractor shall maintain a copy of all subcontractors’ proofs of required insurance, and shall make copies available to the Contracting Officer upon request.

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II.	TERMS AND CONDITIONS APPLICABLE TO TERM SOFTWARE LICENSES (SPECIAL ITEM NUMBER 132-32)

1.	INSPECTION/ACCEPTANCE

The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The ordering activity reserves the right to inspect or test any software that has been tendered for acceptance. The ordering activity may require repair or replacement of nonconforming software at no increase in contract price. The ordering activity must exercise its post acceptance rights (1) within a reasonable time after the defect was discovered or should have been discovered; and (2) before any substantial change occurs in the condition of the software, unless the change is due to the defect in the software.

2.	GUARANTEE/WARRANTY

a.	Unless specified otherwise in this contract, the Contractor’s standard commercial guarantee/warranty as stated in the contract’s commercial pricelist will apply to this contract.

* The Security License Agreement containing warranty clauses is included in this pricelist.

b.	The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.
c.	Limitation of Liability. Except as otherwise provided by an express or implied warranty, the Contractor will not be liable to the ordering activity for consequential damages resulting from any defect or deficiencies in accepted items.

3.	TECHNICAL SERVICES

The Contractor, without additional charge to the ordering activity, shall provide a hot line technical support number See Below for the purpose of providing user assistance and guidance in the implementation of the software. The technical support number is available from See Below to See Below.

Cogility Software Support Contact Information

Monday to Friday, 8 am to 5 pm, PST

Email: support@cogility.com

Fax: 1-949-752-4694

4.	PERIODS OF TERM LICENSES (132-32)

a.	The Contractor shall honor orders for periods for the duration of the contract period or a lesser period of time.
b.	Term licenses and/or maintenance may be discontinued by the ordering activity on thirty (30) calendar days written notice to the Contractor.
c.	Annual Funding. When annually appropriated funds are cited on an order for term licenses and/or maintenance, the period of the term licenses and/or maintenance shall automatically expire on September 30 of the contract period, or at the end of the contract period, whichever occurs first. Renewal of the term licenses and/or maintenance orders citing the new appropriation shall be required, if the term licenses and/or maintenance is to be continued during any remainder of the contract period.

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d.	Cross-Year Funding Within Contract Period. Where an ordering activity’s specific appropriation authority provides for funds in excess of a 12 month (fiscal year) period, the ordering activity may place an order under this schedule contract for a period up to the expiration of the contract period, notwithstanding the intervening fiscal years.
e.	Ordering activities should notify the Contractor in writing thirty (30) calendar days prior to the expiration of an order, if the term licenses and/or maintenance is to be terminated at that time. Orders for the continuation of term licenses and/or maintenance will be required if the term licenses and/or maintenance is to be continued during the subsequent period.

5.	TERM LICENSE CESSATION

a.	After a software product has been on a continuous term license for a period of N/A * months, a fully paid-up, non- exclusive, perpetual license for the software product shall automatically accrue to the ordering activity. The period of continuous term license for automatic accrual of a fully paid- up perpetual license does not have to be achieved during a particular fiscal year; it is a written Contractor commitment which continues to be available for software that is initially ordered under this contract, until a fully paid- up perpetual license accrues to the ordering activity. However, should the term license of the software be discontinued before the specified period of the continuous term license has been satisfied, the perpetual license accrual shall be forfeited.
b.	The Contractor agrees to provide updates and maintenance service for the software after a perpetual license has accrued, at the prices and terms of Special Item Number l32-34, if the licensee elects to order such services. Title to the software shall remain with the Contractor.

6.	UTILIZATION LIMITATIONS - (132-32)

a.	Software acquisition is limited to commercial computer software defined in FAR Part 2.101.
b.	When acquired by the ordering activity, commercial computer software and related documentation so legend shall be subject to the following:
(1)	Title to and ownership of the software and documentation shall remain with the Contractor, unless otherwise specified.
(2)	Software licenses are by site and by ordering activity. An ordering activity is defined as a cabinet level or independent ordering activity. The software may be used by any subdivision of the ordering activity (service, bureau, division, command, etc.) that has access to the site the software is placed at, even if the subdivision did not participate in the acquisition of the software. Further, the software may be used on a sharing basis where multiple agencies have joint projects that can be satisfied by the use of the software placed at one ordering activity’s site. This would allow other agencies access to one ordering activity’s database. For ordering activity public domain databases, user agencies and third parties may use the computer program to enter, retrieve, analyze and present data. The user ordering activity will take appropriate action by instruction, agreement, or otherwise, to protect the Contractor’s proprietary property with any third parties that are permitted access to the computer programs and documentation in connection with the user ordering activity’s permitted use of the computer programs and documentation. For purposes of this section, all such permitted third parties shall be deemed agents of the user ordering activity.
(3)	Except as is provided in paragraph 8.b(2) above, the ordering activity shall not provide or otherwise make available the software or documentation, or any portion

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thereof, in any form, to any third party without the prior written approval of the Contractor. Third parties do not include prime Contractors, subcontractors and agents of the ordering activity who have the ordering activity’s permission to use the licensed software and documentation at the facility, and who have agreed to use the licensed software and documentation only in accordance with these restrictions. This provision does not limit the right of the ordering activity to use software, documentation, or information therein, which the ordering activity may already have or obtains without restrictions.
(4)	The ordering activity shall have the right to use the computer software and documentation with the computer for which it is acquired at any other facility to which that computer may be transferred, or in cases of disaster recovery, the ordering activity has the right to transfer the software to another site if the ordering activity site for which it is acquired is deemed to be unsafe for ordering activity personnel; to use the computer software and documentation with a backup computer when the primary computer is inoperative; to copy computer programs for safekeeping (archives) or backup purposes; to transfer a copy of the software to another site for purposes of benchmarking new hardware and/or software; and to modify the software and documentation or combine it with other software, provided that the unmodified portions shall remain subject to these restrictions.
(5)	“Commercial Computer Software” may be marked with the Contractor’s standard commercial restricted rights legend, but the schedule contract and schedule pricelist, including this clause, “Utilization Limitations” are the only governing terms and conditions, and shall take precedence and supersede any different or additional terms and conditions included in the standard commercial legend.

7.	SOFTWARE CONVERSIONS - (132-32)

Full monetary credit will be allowed to the ordering activity when conversion from one version of the software to another is made as the result of a change in operating system, or from one computer system to another. Under a perpetual license (132-33), the purchase price of the new software shall be reduced by the amount that was paid to purchase the earlier version. Under a term license (132-32), conversion credits which accrued while the earlier version was under a term license shall carry forward and remain available as conversion credits which may be applied towards the perpetual license price of the new version.

8.	DESCRIPTIONS AND EQUIPMENT COMPATIBILITY

The Contractor shall include, in the schedule pricelist, a complete description of each software product and a list of equipment on which the software can be used. Also, included shall be a brief, introductory explanation of the modules and documentation which are offered.

9.	RIGHT-TO-COPY PRICING

The Contractor shall insert the discounted pricing for right-to-copy licenses.

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III.	TERMS AND CONDITIONS APPLICABLE TO INFORMATION TECHNOLOGY (IT) PROFESSIONAL SERVICES (SPECIAL ITEM NUMBER 132-51)

1.	SCOPE

a.	The prices, terms and conditions stated under Special Item Number 132-51 Information Technology Professional Services apply exclusively to IT Services within the scope of this Information Technology Schedule.
b.	The Contractor shall provide services at the Contractor’s facility and/or at the Government location, as agreed to by the Contractor and the ordering office.

2.	PERFORMANCE INCENTIVES

a.	Performance incentives may be agreed upon between the Contractor and the ordering activity on individual fixed price orders or Blanket Purchase Agreements under this contract in accordance with this clause.
b.	The ordering activity must establish a maximum performance incentive price for these services and/or total solutions on individual orders or Blanket Purchase Agreements.
c.	Incentives should be designed to relate results achieved by the contractor to specified targets. To the maximum extent practicable, ordering activities shall consider establishing incentives where performance is critical to the ordering activity’s mission and incentives are likely to motivate the contractor. Incentives shall be based on objectively measurable tasks.

3.	ORDERING PROCEDURES FOR SERVICES (REQUIRING A STATEMENT OF WORK) (G-FCI-920) (MAR 2003)

FAR 8.402 contemplates that GSA may occasionally find it necessary to establish special ordering procedures for individual Federal Supply Schedules or for some Special Item Numbers (SINs) within a Schedule. GSA has established special ordering procedures for services that require a Statement of Work. These special ordering procedures take precedence over the procedures in FAR 8.404 (b)(2) through (b)(3).

When ordering services over $100,000, Department of Defense (DOD) ordering offices and non-DOD agencies placing orders on behalf of the DOD must follow the policies and procedures in the Defense Federal Acquisition Regulation Supplement (DFARS) 208.404-70 – Additional ordering procedures for services. When DFARS 208.404-70 is applicable and there is a conflict between the ordering procedures contained in this clause and the additional ordering procedures for services in DFARS 208.404-70, the DFARS procedures take precedence. GSA has determined that the prices for services contained in the contractor’s price list applicable to this Schedule are fair and reasonable. However, the ordering activity using this contract is responsible for considering the level of effort and mix of labor proposed to perform a specific task being ordered and for making a determination that the total firm-fixed price or ceiling price is fair and reasonable.

a.	When ordering services, ordering activities shall—
(1)	Prepare a Request (Request for Quote or other communication tool):
(i)	A statement of work (a performance-based statement of work is preferred) that outlines, at a minimum, the work to be performed, location of work, period of performance, deliverable schedule, applicable standards, acceptance criteria, and any special requirements (i.e., security clearances, travel, special knowledge, etc.) should be prepared.

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(ii)	The request should include the statement of work and request the contractors to submit either a firm-fixed price or a ceiling price to provide the services outlined in the statement of work. A firm-fixed price order shall be requested, unless the ordering activity makes a determination that it is not possible at the time of placing the order to estimate accurately the extent or duration of the work or to anticipate cost with any reasonable degree of confidence.

When such a determination is made, a labor hour or time-and-materials proposal may be requested. The firm-fixed price shall be based on the rates in the schedule contract and shall consider the mix of labor categories and level of effort required to perform the services described in the statement of work. The firm-fixed price of the order should also include any travel costs or other incidental costs related to performance of the services ordered, unless the order provides for reimbursement of travel costs at the rates provided in the Federal Travel or Joint Travel Regulations. A ceiling price must be established for labor-hour and time-and-materials orders.

(iii)	The request may ask the contractors, if necessary or appropriate, to submit a project plan for performing the task, and information on the contractor’s experience and/or past performance performing similar tasks.
(iv)	The request shall notify the contractors what basis will be used for selecting the contractor to receive the order. The notice shall include the basis for determining whether the contractors are technically qualified and provide an explanation regarding the intended use of any experience and/or past performance information in determining technical qualification of responses. If consideration will be limited to schedule contractors who are small business concerns as permitted by paragraph (2) below, the request shall notify the contractors that will be the case.
(2)	Transmit the Request to Contractors: Based upon an initial evaluation of catalogs and price lists, the ordering activity should identify the contractors that appear to offer the best value (considering the scope of services offered, pricing and other factors such as contractors’ locations, as appropriate) and transmit the request as follows:

Note

When buying IT professional services under SIN 132—51 ONLY, the ordering office, at its discretion, may limit consideration to those schedule contractors that are small business concerns. This limitation is not applicable when buying supplies and/or services under other SINs as well as SIN 132- 51. The limitation may only be used when at least three (3) small businesses that appear to offer services that will meet the agency’s needs are available, if the order is estimated to exceed the micro-purchase threshold.

(i)	The request should be provided to at least three (3) contractors if the proposed order is estimated to exceed the micro-purchase threshold, but not exceed the maximum order threshold.
(ii)	For proposed orders exceeding the maximum order threshold, the request should be provided to additional contractors that offer services that will meet the ordering activity’s needs.
(iii)	In addition, the request shall be provided to any contractor who specifically requests a copy of the request for the proposed order.
(iv)	Ordering activities should strive to minimize the contractors’ costs associated with responding to requests for quotes for specific orders. Requests should be tailored to the minimum level necessary for adequate evaluation and selection for order placement. Oral presentations should be considered, when possible.
(3)	Evaluate Responses and Select the Contractor to Receive the Order:

After responses have been evaluated against the factors identified in the request, the order should be placed with the schedule contractor that represents the best value. (See FAR 8.404)

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b.	The establishment of Federal Supply Schedule Blanket Purchase Agreements (BPAs) for recurring services is permitted when the procedures outlined herein are followed. All BPAs for services must define the services that may be ordered under the BPA, along with delivery or performance time frames, billing procedures, etc. The potential volume of orders under BPAs, regardless of the size of individual orders, may offer the ordering activity the opportunity to secure volume discounts. When establishing BPAs, ordering activities shall—
(1)	Inform contractors in the request (based on the ordering activity’s requirement) if a single BPA or multiple BPAs will be established, and indicate the basis that will be used for selecting the contractors to be awarded the BPAs.
(i)	SINGLE BPA: Generally, a single BPA should be established when the ordering activity can define the tasks to be ordered under the BPA and establish a firm-fixed price or ceiling price for individual tasks or services to be ordered. When this occurs, authorized users may place the order directly under the established BPA when the need for service arises. The schedule contractor that represents the best value should be awarded the BPA. (See FAR 8.404)
(ii)	MULTIPLE BPAs: When the ordering activity determines multiple BPAs are needed to meet its requirements, the ordering activity should determine which contractors can meet any technical qualifications before establishing the BPAs. When establishing the BPAs, the procedures in (a)(2) above must be followed. The procedures at (a)(2) do not apply to orders issued under multiple BPAs. Authorized users must transmit the request for quote for an order to all BPA holders and then place the order with the Schedule contractor that represents the best value.
(2)	Review BPAs Periodically: Such reviews shall be conducted at least annually. The purpose of the review is to determine whether the BPA still represents the best value. (See FAR 8.404)
c.	The ordering activity should give preference to small business concerns when two or more contractors can provide the services at the same firm-fixed price or ceiling price.
d.	When the ordering activity’s requirement involves both products as well as executive, administrative and/or professional, services, the ordering activity should total the prices for the products and the firm-fixed price for the services and select the contractor that represents the best value. (See FAR 8.404)
e.	The ordering activity, at a minimum, should document orders by identifying the contractor from which the services were purchased, the services purchased, and the amount paid. If other than a firm-fixed price order is placed, such documentation should include the basis for the determination to use a labor-hour or time- and-materials order. For ordering activity requirements in excess of the micro-purchase threshold, the order file should document the evaluation of Schedule contractors’ quotes that formed the basis for the selection of the contractor that received the order and the rationale for any trade-offs made in making the selection.

4.	ORDER

a.

Agencies may use written orders, EDI orders, blanket purchase agreements, individual purchase orders, or task orders for ordering services under this contract. Blanket Purchase Agreements shall not extend beyond the end of the contract period; all services and delivery shall be made and the contract terms and conditions shall continue in effect until the completion of the order. Orders for tasks that extend beyond the fiscal

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year for which funds are available shall include FAR 52.232- 19 Availability of Funds for the Next Fiscal Year. The purchase order shall specify the availability of funds and the period for which funds are available.
b.	All task orders are subject to the terms and conditions of the contract. In the event of conflict between a task order and the contract, the contract will take precedence.

5.	PERFORMANCE OF SERVICES

a.	The Contractor shall commence performance of services on the date agreed to by the Contractor and the ordering office.
b.	The Contractor agrees to render services only during normal working hours, unless otherwise agreed to by the Contractor and the ordering office.
c.	The Agency should include the criteria for satisfactory completion for each task in the Statement of Work or Delivery Order. Services shall be completed in a good and workmanlike manner.
d.	Any Contractor travel required in the performance of IT Services must comply with the Federal Travel Regulation or Joint Travel Regulations, as applicable, in effect on the date(s) the travel is performed. Established Federal Government per diem rates will apply to all Contractor travel. Contractors cannot use GSA city pair contracts.

6.	INSPECTION OF SERVICES

The Inspection of Services–Fixed Price (AUG 1996) clause at FAR 52.246- 4 applies to firm-fixed price orders placed under this contract. The Inspection–Time-and-Materials and Labor- Hour (JAN 1986) clause at FAR 52.246-6 applies to time-and-materials and labor-hour orders placed under this contract.

7.	RESPONSIBILITIES OF THE CONTRACTOR

The Contractor shall comply with all laws, ordinances, and regulations (Federal, State, City, or otherwise) covering work of this character. If the end product of a task order is software, then FAR 52.227- 14 Rights in Data – General, may apply.

8.	RESPONSIBILITIES OF THE GOVERNMENT

Subject to security regulations, the ordering office shall permit Contractor access to all facilities necessary to perform the requisite IT Services.

9.	INDEPENDENT CONTRACTOR

All IT Services performed by the Contractor under the terms of this contract shall be as an independent Contractor, and not as an agent or employee of the ordering activity.

10.	ORGANIZATIONAL CONFLICTS OF INTEREST

a.	Definitions.

“Contractor” means the person, firm, unincorporated association, joint venture, partnership, or corporation that is a party to this contract.

“Contractor and its affiliates” and “Contractor or its affiliates” refers to the Contractor, its chief executives, directors, officers, subsidiaries, affiliates, subcontractors at any tier, and consultants and any joint venture involving the Contractor, any entity into or with which the Contractor subsequently merges or affiliates, or any other successor or assignee of the Contractor.

An “Organizational conflict of interest” exists when the nature of the work to be performed under a proposed Government contract, without some restriction on activities

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by the Contractor and its affiliates, may either (i) result in an unfair competitive advantage to the Contractor or its affiliates or (ii) impair the Contractor’s or its affiliates’ objectivity in performing contract work.

b.	Restrictions: To avoid an organizational or financial conflict of interest and to avoid prejudicing the best interests of the Government, ordering offices may place restrictions on the Contractors, its affiliates, chief executives, directors, subsidiaries and subcontractors at any tier when placing orders against schedule contracts. Such restrictions shall be consistent with FAR 9.505 and shall be designed to avoid, neutralize, or mitigate organizational conflicts of interest that might otherwise exist in situations related to individual orders placed against the schedule contract. Examples of situations, which may require restrictions, are provided at FAR 9.508.

11.	INVOICES

The Contractor, upon completion of the work ordered, shall submit invoices for IT services. Progress payments may be authorized by the ordering office on individual orders if appropriate. Progress payments shall be based upon completion of defined milestones or interim products. Invoices shall be submitted monthly for recurring services performed during the preceding month.

12.	PAYMENTS

For firm-fixed price orders the ordering activity shall pay the Contractor, upon submission of proper invoices or vouchers, the prices stipulated in this contract for service rendered and accepted. Progress payments shall be made only when authorized by the order. For time-and-materials orders, the Payments under Time-and-Materials and Labor-Hour Contracts at FAR 52.232-7 (DEC 2002), Alternate I (APR 1984) applies to time-and-materials orders placed under this contract. For labor-hour orders, the Payment under Time-and-Materials and Labor-Hour Contracts at FAR 52.232- 7 (DEC 2002), Alternate II (DEC 2002 2002) applies to labor-hour orders placed under this contract.

13.	RESUMES

Resumes shall be provided to the GSA Contracting Officer or the user agency upon request.

14.	INCIDENTAL SUPPORT COSTS

Incidental support costs are available outside the scope of this contract. The costs will be negotiated separately with the ordering agency in accordance with the guidelines set forth in the FAR.

15.	APPROVAL OF SUBCONTRACTS

The ordering activity may require that the Contractor receive, from the ordering activity’s Contracting Officer, written consent before placing any subcontract for furnishing any of the work called for in a task order.

16.	DESCRIPTION OF IT SERVICES AND PRICING

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IV.	LABOR CATEGORIES

1.	Administrative Staff II

Minimum/General Experience: Two or more years of experience including office administration and development of graphic/artistic presentations for publications and technical documents using commercial automated word processing, graphics systems, and desktop publishing systems.

Functional Responsibility: Services of the Administrative Staff are only available through this schedule in a support role to the principal information technology positions. Directly supports Program Manager or Project Manager by maintaining personnel and other files; preparing correspondence; and scheduling and coordinating travel. Assists in the preparation of presentation graphics and supports the development of contract deliverables and reports by developing and updating graphic presentations to improve the quality and enhance the usability of these documents. Types and proofreads correspondence, reports, and documentation. Maintains filing system. The position solves routine problems of limited scope and complexity.

Minimum Education: High school diploma required. Associate’s Degree preferred.

2.	Administrative Staff III

Minimum/General Experience : Five to Eight years of experience including office administration and development of graphic/artistic presentations for publications and technical documents using commercial automated word processing, graphics systems, and desktop publishing systems.

Functional Responsibility: Services of the Administrative Staff are only available through this schedule in a support role to the principal information technology positions. Directly supports Program Manager or Project Manager by maintaining personnel and other files; preparing correspondence; and scheduling and coordinating travel. Assists in the preparation of presentation graphics and supports the development of contract deliverables and reports by developing and updating graphic presentations to improve the quality and enhance the usability of these documents.

Types and proofreads correspondence, reports, and documentation. The Administrative Staff III also supports project scheduling, prepare statistical reports, procure equipment, and support the program manager with administrative functions. The position develops solutions to a variety of problems of moderate scope and complexity. Works with minimum general supervision and results are monitored.

Minimum Education: Associate’s Degree preferred.

3.	Administrative Staff IV

Minimum/General Experience: Eight to ten years of experience including office administration and development of graphic/artistic presentations for publications and technical documents using commercial automated word processing, graphics systems, and desktop publishing systems.

Functional Responsibility: Services of the Administrative Staff are only available through this schedule in a support role to the principal information technology positions. Directly supports Program Manager or Project Manager by maintaining personnel and other files; preparing correspondence; support project scheduling, prepare statistical reports, and support the program manager with administrative functions. Performs high -level secretarial work under the general supervision of manager. The Administrative Staff IV position performs in business operations functional areas such as finance, contracts, subcontracts, and purchasing or administrative positions.

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The Senior Admin position is a mid-level position whose skills are used to support business related activities and supervises other admin personnel. The position develops solutions to a variety of complex problems.

Minimum Education: Associate’s Degree preferred.

4.	Applications Programmer I

Minimum/General Experience: This position is for recent college graduates and requires no experience.

Functional Responsibility: Participates in the design of software tools and subsystems to support reuse and domain analysis. Assists Applications Engineer and Applications Programmer to interpret software requirements and design specifications to code, and integrates and tests software components.

Minimum Education: Bachelor’s Degree in computer science, information systems, engineering, business, or other related scientific or technical discipline.

5.	Application Programmer II

Minimum/General Experience: Experienced in the development of applications with data base management systems (design and internals). Demonstrates knowledge of computer equipment and ability to develop complex software to satisfy design.

Functional Responsibility: Analyzes functional business applications and design specifications for functional activities. Develops block diagrams and logic flow charts. Translates detailed design into computer software. Tests, debugs, and refines the computer software to produce the required product. Prepares required documentation, including both program-level and user-level documentation. Enhances software to reduce operating time or improve efficiency.

Minimum Education: Bachelor’s Degree and 3 years experience or Master’s Degree with 1-year experience. Degree in Computer Science, Information Systems, Engineering, Business, or other related scientific/IT field.

6.	Analyst I

Minimum/General Experience: Experience in use of commercial software packages such as Microsoft Office, SQL based query and retrieval languages, and graphics packages and functional knowledge related to the customer business area. Individual must possess an understanding of functional analysis standards, be detail oriented, demonstrate good analytical, language and organizational skills, and be able to use information and database systems. Prior participation in a small team is desired. Demonstrates familiarity with queuing and internal document handling procedures, and basic knowledge of procedures and quality assurance controls.

Functional Responsibility: Performs research, search, and retrieval of data in multiple databases with multi-media formats, and generates complex reports for senior management in a variety of formats. Maintains integrity and content of complex databases including indexing of multi-media data. Works with supervision on team of analysts using systems, queuing, and internal document handling procedures; works with customer counterparts on analysis requirements and reporting.

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Minimum Education: High School Diploma and 3 years minimum experience in a relevant field of analysis. (i.e. political science, imagery, military science, business ).

7.	Analyst II

Minimum/General Experience: Experience in use of commercial software packages such as Microsoft Office, SQL based query and retrieval languages, and graphics packages and functional knowledge related to the customer business area. Sufficient experience to demonstrate intermediate knowledge of the field of analysis, and an understanding of functional analysis standards. Demonstrates knowledge of relevant agency policies, and institutional culture. Displays excellent analytical and language skills, and organizational skills and attention to detail. Uses information systems and database systems and has prior participation in a small team. Demonstrates familiarity with queuing and internal document handling procedures, and basic knowledge of procedures and quality assurance controls.

Functional Responsibility: Performs research, search, and retrieval of data in multiple databases with multi-media formats, and generates complex reports for senior management in a variety of formats. Works as part of a team of analysts using systems, queuing, and internal document handling procedures; works with customer counterparts on analysis requirements and reporting. Maintains integrity and content of complex databases including indexing of multi-media data.

Minimum Education: A High School Diploma and 5 years experience in a relevant field of analysis (e.g., political science, imagery, military science, business).

8.	Analyst III

Minimum/General Experience: Experience in use of commercial software packages such as Microsoft Office, SQL based query and retrieval languages, and graphics packages and functional knowledge related to the customer business area. Sufficient experience to demonstrate excellent knowledge of the field of analysis and comprehensive understanding of analysis standards. Possesses excellent analytical and language skills, and organizational shills and attention to detail. Demonstrates excellent use of information systems and database systems, and has clear potential to lead a small team, or has done so. Demonstrates basic project management skills.

Functional Responsibility: Performs research, search, and retrieval of data in multiple databases with multi-media formats, and generates complex analytical reports for senior management in a variety of formats. Performs on team or as sole analyst that perform analysis using systems, queuing, and internal document handling procedures. Works with customer counterparts on analysis requirements and reporting. May perform duties as shift lead.

Minimum Education: Bachelor’s degree and 8 years experience in a relevant field of analysis (e.g., political science, imagery, military science, business).

9.	Analyst IV

Minimum/General Experience: Experience in use of commercial software packages such as Microsoft Office, SQL based query and retrieval languages, and graphics packages and functional knowledge related to the customer business area. Sufficient experience to demonstrate excellent knowledge of the field of analysis and comprehensive understanding of analysis standards. Possesses excellent analytical and language skills, and organizational shills and attention to detail. Demonstrates excellent use of information systems and database systems, and has clear potential to lead a small team, or has done so. Demonstrates basic project management skills.

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Functional Responsibility: Performs research, search, and retrieval of data in multiple databases with multi-media formats, and generates complex analytical reports for senior management in a variety of formats. Performs on team or as sole analyst that perform analysis using systems, queuing, and internal document handling procedures. Works with customer counterparts on analysis requirements and reporting.

Minimum Education: Bachelor’s degree and 10 years experience in a relevant field of analysis (e.g., political science, imagery, military science, business).

10.	Analyst V

Minimum/General Experience: Experience in use of commercial software packages such as Microsoft Office, SQL based query and retrieval languages, and graphics packages and functional knowledge related to the customer business area. Sufficient experience to demonstrate excellent knowledge of the field of analysis and comprehensive understanding of analysis standards. Possesses excellent analytical and language skills, and organizational shills and attention to detail. Demonstrates basic project management skills.

Functional Responsibility: Performs research, search, and retrieval of data in multiple databases with multi-media formats, and generates complex analytical reports for senior management in a variety of formats. Performs on team or as sole analyst that perform analysis using systems, queuing, and internal document handling procedures. Works with customer counterparts on analysis requirements and reporting. Formulates and enforces standards, directs and supervises staff, reviewing work, resolving discrepancies, and communicating procedures. Assures consistency of overall effort.

Minimum Education: Bachelor’s degree and 15 years experience in a relevant field of analysis (e.g., political science, imagery, military science, business).

11.	Business Architect II

Minimum/General Experience: Five years’ experience in the functional business areas of Human Resource Management, Financial Management, Manufacturing Management, or Logistics Management. This includes three years of direct experience in the design and development of integrated enterprise-wide Commercial- Off- the- Shelf (COTS) and Government- Off- the- Shelf (GOTS) software and hardware solutions in the private or public sector.

Functional Responsibility: Responsible for supporting the delivery of technical and business solutions based upon enterprise applications (ERP products based), and working independently to develop enterprise-based programs of medium to high complexity. Activities include the development, integration and deployment of enterprise solutions. Support ERP Analysts, Designers, Business Specialist and Architectural Experts with enterprise applications programming, workshops, documentation, training and user support. Efforts will produce business solution models, technical work products, unit-tested code, instructional courseware, data structures, user interfaces, documentation and enhanced logical processes that will effectively utilize enterprise applications.

Minimum Education: Bachelor’s degree.

12.	Business Architect III

Minimum/General Experience: Seven years’ experience in the functional business areas of Human Resource Management, Financial Management, Manufacturing Management, or Logistics Management. This includes over five years of direct experience in the design and development of integrated enterprise-wide Commercial- Off- the- Shelf (COTS) and Government- Off- the- Shelf (GOTS) software and hardware solutions in the private or public sector.

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Functional Responsibility: Performs enterprise application team lead responsibilities, including planning tasks, assigning resources to the task, monitoring and tracking progress, and informing project management on all project activities. Perform business and technical analyst functions, including workshop facilitation, business process data validation, enterprise application (ERP product) testing from a functional business area perspective, program development, unit testing of the application code (ERP product) from a technical perspective, work group/work session participation, and delivery of technical and business solutions. Implements data bases that are the results of business systems planning and data requirements planning. Provides for systems development and data base administration groups the future business strategies as seen from a data point of view. Assists with the analysis of enterprise information system baseline and perform a “gap analysis” between the baseline, the user operational requirements and the operating capability of enterprise application product sets. Also perform business and technical designer functions, including making contribution to both the business and technical architecture components of the enterprise solution, supporting industry/functional area/business process specialists and experts, supporting architecture/product/technology specialists and experts, and review/assess enterprise solution products for accuracy and consistency. Provides work direction and guidance to other personnel; ensures accuracy of the work of other personnel, operates under deadlines, able to work on multiple tasks.

Minimum Education: Master’s degree.

13.	Business Architect IV

Minimum/General Experience: Ten years’ experience in the functional business areas of Human Resource Management, Financial Management, Manufacturing Management, or Logistics Management. This includes seven years of direct experience in the design and development of integrated enterprise-wide Commercial- Off- the- Shelf (COTS) and Government- Off- the- Shelf (GOTS) software and hardware solutions in the private or public sector.

Functional Responsibility: Recognized for business and/or architectural expertise with regard to effectively adapting functional business requirements and processes to technical solutions based upon comprehensive enterprise application solution sets. Work with senior managers and executives to provide vision and strategic direction for those functional areas that support the defined business disciplines within the enterprise, and to provide insight into selecting the enterprise applications (such as ERP products) that set the direction and establish an approach for a technical solution. Analyzes ERP gap analysis and architecture for full-scale implementation. Designs ERP application interfaces and the solution infrastructure baseline across the functional areas of interest. Manages ERP development, implementation, integration, testing and follow on support. While considering the needs of specific business areas, as well as those of the enterprise, provide expertise on technology and industry trends that will affect enterprise solution sets, including technical platforms and network architectures. Lead technical design reviews, validate enterprise approaches, define application systems that support redesigned or improved business processes, recommend technical architectures that lead to comprehensive business solutions, and assess work products. Updates and debugs system problems to ensure functionality. Also responsible for developing and educating others with regard to the solution set for business and/or architecture-specific best practices. Provides guidance and direction to other professionals, acts in a consulting and/or advisory capacity; coordinates resolution of highly complex problems and tasks, possesses ability to meet and operate under deadlines.

Minimum Education: Master’s degree.

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14.	Configuration Management Specialist II

Minimum/General Experience: This position requires a minimum of 2 years’ experience.

Functional Responsibility: Supports the development and maintenance of configuration management plans, and scheduling and documenting configuration management reviews. Is capable of monitoring the configuration control process and ensuring that procedures comply with client and/or applicable specifications. Reports to a Project Lead and requires minimal supervision. Knowledgeable of software development techniques, change control processes, configuration audits or client/government regulations, manuals, technical orders, standards and industry publications related to configuration and data management is desirable.

Work independently, performs a wide range of duties that may include cataloging, classifying, storing, or issuing data items. May perform job duties in a technical library.

Minimum Education: Bachelor’s degree or equivalent in a related field.

15.	Consultant

Minimum/General Experience: Ten or more years of experience. Should be considered an expert in his or her field and be well respected in the professional community. Individual should possess the ability to solve complex problems in an efficient and effective manner, and have a unique expertise not readily available from other sources and/or specific to a system or application. This individual will support highly technical endeavors.

Functional Responsibility: Provides specialized and unique expertise to solve complex technical problems.

Minimum Education: Master’s Degree and 10 years experience.

16.	Data Entry Clerk I

Minimum/General Experience: Experienced in data entry and verification.

Functional Responsibility: Performs data entry via online data terminal, key-to-tape, key-to-disk or similar device. Verifies data entered, where applicable. Typically required to work under close supervision and direction.

Minimum Education: High School diploma and one-year experience.

Note: All professional labor categories must be incidental to and used solely to support software and/or professional services, and cannot be purchased separately.

17.	Data Handler I

Minimum/General Experience: Experienced in use of commercial software packages such as Microsoft Office, SQL based query and retrieval languages, and graphics packages and functional knowledge related to the customer business area.

Functional Responsibility: Maintains integrity and content of complex databases including indexing of multi-media data. Performs research, search, and retrieval of data in multiple databases with multi-media formats, and generates complex reports for senior management in a variety of formats; works with supervision.

Minimum Education: Bachelor’s Degree with 2 years experience, or 4 years related experience. Degree and experience related to data entry and production of technical documentation.

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18.	Data Handler II

Minimum/General Experience: Experienced in commercial software packages such as Microsoft Office, SQL based query and retrieval languages, and graphics packages and functional knowledge related to the customer business area.

Functional Responsibility: Maintains integrity and content of complex databases including indexing of multi-media data. Performs research, search, and retrieval of data in multiple databases with multi-media formats, and generates complex reports for senior management in a variety of formats; works with some supervision.

Minimum Education: Bachelor’s Degree with 4 years experience, or 6 years related experience. Degree and experience related to data entry and production of technical documentation.

19.	Database Administrator I

Minimum/General Experience: Entry-level position.

Functional Responsibility: Provide access controls for the design and use of databases. Maintain and manage the global view of databases; ensure database security from accidental or intentional damage or loss; monitor database use; and develop standards, procedures, and conventions for use.

Minimum Education: Bachelor’s Degree.

20.	Database Management Specialist II

Minimum/General Experience: Two years experience.

Functional Responsibility: Guide the development and management of database system development projects. Provide technical expertise and guidance in the logical and physical database design, development, transition, operation, and maintenance of database management systems. Conduct management studies and define data requirements. Evaluate the data processing techniques, database management, and management information system concepts and applications as they relate to customer information needs and goals. Define all required database administration policies, procedures, standards, and guidelines; works with some supervision.

Minimum Education: Bachelor’s Degree with two years experience.

21.	Database Management Specialist III

Minimum/General Experience: This position requires a minimum of five years experience, of which at least two years must be specialized. Specialized experience includes demonstrated experience with database design and system analysis, current operating systems software internals and data manipulation languages. General experience includes increasing responsibilities in the development and maintenance of database systems.

Functional Responsibility: Manages the development of database projects; plans and budgets staff and database resources and reallocates resources to maximize benefits when necessary. Prepares and delivers presentations on database management systems (DBMS) concepts. Works with minimal supervision, and may provide daily supervision and direction to support staff.

Minimum Education: Bachelor’s Degree in computer science, information systems, engineering, business or other related scientific or technical discipline, with a minimum of five years experience.

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22.	Database Manager IV

Minimum/General Experience: See Education.

Functional Responsibility: Performs as the primary database expert. Formulate and implement policies and procedures pertaining to database management, security, maintenance, and utilization. Work directly with database users, providing advice as to procedures, technical problems, priorities, and methodologies. Directs efforts of Senior Database Administrators and Database Administrators in all activities related to administration, planning and development of computerized Database management systems.

Minimum Education: Master’s Degree in computer science, information systems, engineering, business or other related scientific or technical discipline and two years experience.

23.	Database Manager V

Minimum/General Experience: This position requires a minimum of seven years experience, of which at least two years must be specialized.

Functional Responsibility: Manages the development of data base projects. Plans and budgets staff and data base resources. When necessary, reallocates resources to maximize benefits. Prepares and delivers presentations on data base management systems (DBMS) concepts. Provides daily supervision and direction to support staff.

Minimum Education: Master’s degree in computer science, information systems, engineering, business or other related scientific or technical discipline.

24.	Enterprise Architect I

Minimum/General Experience: At least two years of progressive experience in selecting and implementing Commercial-Off -the -Shelf (COTS) enterprise solution applications. Completed comprehensive training in the implementation of at least one major Enterprise Resource Planning (ERP), Supply Chain, Customer Relationship Management (CRM) or Knowledge Management (KM) software application. Two years’ experience with the design, execution, and oversight of large-scale information technology (IT) projects

Functional Responsibility: Provides functional knowledge and perspective to the enterprise-wide IT solution team. May be called upon to facilitate participation of the client’s functional specialists. Also provides functional knowledge for business process re-engineering and implementation of best IT and business practices. Supports functional lead for requirements definition to the IT system development project and supports fit/gap analyses of GOTS and COTS software. Participates in business case development by supporting identification of functional impacts for alternative solutions.

Minimum Education: BA/BS degree or higher in Information Systems, Computer Science, Engineering, Business, or related field.

25.	Enterprise Architect II

Minimum/General Experience: Four years’ experience with the design, execution, and oversight of large-scale information technology (IT) projects At least two years of progressive experience in selecting and implementing Commercial- Off- the- Shelf (COTS) enterprise solution applications.

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Completed comprehensive training in the implementation of at least one major Enterprise Resource Planning (ERP), Supply Chain, Customer Relationship Management (CRM) or Knowledge Management (KM) software application.

Functional Responsibility: Leads the design, configuration, and implementation of enterprise- wide COTS hardware and software solutions at the functional module level. Supports development of cultural change management materials and customer training. Provides technical input into business case analyses and supports analysis of technical alternatives.

Minimum Education: BA/BS degree or higher in Information Systems, Computer Science, Engineering, Business, or related field.

26.	Enterprise Architect III

Minimum/General Experience: Six years’ experience with the design, execution, and oversight of large-scale information technology (IT) projects. This includes over three years of direct experience in the design and development of integrated enterprise-wide Commercial -Off -the -Shelf (COTS) and Government- Off -the- Shelf (GOTS) software and hardware solutions in the private or public sector.

Functional Responsibility: Supports the design, configuration, and implementation of enterprise- wide COTS hardware and software solutions at the functional module level. Supports development of cultural change management materials and customer training. Provides technical input into business case analyses and supports analysis of technical alternatives.

Minimum Education: Master’s degree or higher in Information Systems, Computer Science, Engineering, Business, or related field.

27.	Enterprise Architect IV

Minimum/General Experience: Eight years’ experience with the design, execution, and oversight of large-scale information technology (IT) projects. This includes over three years of direct experience in the design and development of integrated enterprise-wide Commercial -Off -the- Shelf (COTS) and Government-Off -the -Shelf (GOTS) software and hardware solutions in the private or public sector.

Functional Responsibility: Leads the design of complete enterprise-wide IT solutions which incorporate technical infrastructure, hardware, and software. Identifies necessary interfaces between enterprise solution applications and legacy IT environment. Supports all program/project planning and milestone development. Supports business case analysis and identification of alternative solutions and resulting business impacts.

Minimum Education: Master’s degree or higher in Information Systems, Computer Science, Engineering, Business, or related field.

28.	Facility Security Officer

Minimum/General Experience: Bachelor’s degree in computer science or a related field and at least 1 qualifying networking or security certification. At least 10 years of experience in computer network security for systems and subsystems in an area such as security architecture design, security policies and procedures documentation development, security device/software implementation and configuration, security-based research, security assessments, or security configuration analysis.

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Functional Responsibility: Performs a variety of enterprise-level network management security functions in support of MIS services related to operation, performance or availability of data communications networks. Recommends security adjustments to wide variety of complex network management functions with responsibility for overall security and availability of enterprise networks. LAN/WAN security consultant skilled in network vulnerability analysis, invasion protection and contingency planning. Has knowledge of Ethernet, FDDI and high speed WANs and routers. Ability to analyze client LANs/WANs, isolate sources of potential problems, and recommend reconfiguration and implementation of new network hardware to increase protection and performance. Working knowledge of network operating systems. May serve as task leader on one or more projects.

Minimum Education: Bachelor’s degree in computer science or a related field and at least 1 qualifying networking or security certification.

29.	Graphics Specialist I

Minimum/General Experience: Experienced in using commercial automated word processing, graphics systems and desktop publishing systems.

Functional Responsibility: Assists in the preparation of presentation graphics, and supports the development of contract deliverables and reports by developing and updating graphic presentations to improve the quality, and enhance the usability of these documents. Responsible for integrating the graphics generated with automated tools and the deliverable documents.

Minimum Education: High School Diploma and one year of experience.

30.	Graphics Specialist II

Minimum/General Experience: Minimum of two years experience in development of graphic/artistic presentations for publications and documents (preferably technical documentation). Demonstrated ability to work independently or under general direction.

Functional Responsibility: Conceive design lay out, and coordinate editorial illustrations and creative artwork for publications such as magazines, brochures, handbooks, and poster, translating facts and features of subject material into graphic terms. Create graphic presentations that communicated mood, emphasis, insight, and viewpoint. Advise on graphic technology. Support development of all contract deliverables and reports by developing and updating graphics presentations to improve their quality and enhance their usability. Integrate graphics generated with automated tools and the deliverable documents.

Minimum Education: Bachelor’s Degree and two years experience.

31.	Graphics Specialist III

Minimum/General Experience: Minimum of four years experience in development of graphic/artistic presentations for publications and documents (preferably technical documentation). Demonstrated ability to work independently or under general direction.

Functional Responsibility: Works on complex graphics projects and assists in coordination of graphic/imaging production scheduling, and coordinates production support with outside vendors, as needed. Ensures that graphic/imaging projects are completed on time, within budget and to the requirement specifications. Interfaces with users to determine scope of project and best graphic medium. Works on complex projects independently and has thorough knowledge of graphics systems and graphics application packages which may include: desktop publishing, CAD, GIS, design packages, HTML, multimedia or other graphics applications.

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Minimum Education: Bachelor’s degree or equivalent.

32.	Graphics Specialist IV

Minimum/General Experience: Minimum of six years experience in development of graphic/artistic presentations for publications and documents (preferably technical documentation). Demonstrated ability to work independently or under general direction.

Functional Responsibility: Works on complex graphics projects and assists in coordination of graphic/imaging production scheduling, and coordinates production support with outside vendors, as needed. Ensures that graphic/imaging projects are completed on time, within budget and to the requirement specifications. Interfaces with users to determine scope of project and best graphic medium. Works on complex projects independently and has thorough knowledge of graphics systems and graphics application packages which may include: desktop publishing, CAD, GIS, design packages, HTML, multimedia or other graphics applications.

Minimum Education: Bachelor’s degree.

33.	Graphics Specialist V

Minimum/General Experience: Minimum of eight years experience in development of graphic/artistic presentations for publications and documents (preferably technical documentation). Demonstrated ability to work independently or under general direction.

Functional Responsibility: Conceive design lay out, and coordinate editorial illustrations and creative artwork for publications such as magazines, brochures, handbooks, and poster, translating facts and features of subject material into graphic terms. Create graphic presentations that communicated mood, emphasis, insight, and viewpoint. Advise on graphic technology. Support development of all contract deliverables and reports by developing and updating graphics presentations to improve their quality and enhance their usability. Integrate graphics generated with automated tools and the deliverable documents.

Minimum Education: Bachelor’s degree

34.	Information Engineer I

Minimum/General Experience: Minimum two years experience in planning, analysis, design, and construction of automated information systems.

Functional Responsibility: Apply function-wide disciplines for the planning, analysis, design, and construction of automated information systems across a major sector of the business. Perform business strategic systems planning, information planning, business analysis, and design. Perform process and data modeling using both manual and automated tools, such as Integrated Computer- Aided Software Engineering (I- CASE) tools. Apply reverse engineering and reengineering disciplines to develop migration, strategic, and tactical automated information system planning documents.

Minimum Education: Bachelor’s Degree in a related field and 2 years experience.

35.	Information Engineer II

Minimum/General Experience: This position requires a minimum of five years experience in information systems development, functional and data requirements analysis, systems analysis and design, programming, program design and documentation preparation. The following experience is also required: demonstrated experience in the implementation of information engineering projects; systems analysis; design and programming; systems planning; business information planning and business analysis. Must demonstrate the ability to work independently or under only general direction.

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Functional Responsibility: Applies business process improvement practices to re-engineer methodologies/principles and business process modernization projects. Applies, as appropriate, activity and data modeling, transaction flow analysis, internal control and risk analysis, and modern business methods and performance measurement techniques. Assists in establishing standards for information systems procedures. Develops and applies organization-wide information models for use in designing and building integrated, shared software and database management systems. Constructs sound, logical business improvement opportunities consistent with corporate information management guiding principles, cost savings and open system architecture objectives. Provides daily supervision and direction to staff.

Minimum Education: Bachelor’s Degree in computer science, information systems, engineering, business or other related scientific or technical discipline, with five years experience.

36.	Information Engineer III

Minimum/General Experience: This position requires a minimum of two years experience in information systems development, functional and data requirements analysis, systems analysis and design, programming, program design and documentation preparation. Individual must have experience in managing the implementation of information engineering projects, and systems analysis, design and programming. In addition, individual must demonstrate experience in the client/server environment, have proven managerial and supervisory skills as well as exceptional written and oral communications skills, including giving formal presentations to different audiences. Must demonstrate the ability to work independently or under only general direction.

Functional Responsibility: Applies an enterprise wide set of disciplines for the planning, analysis, design and construction of information systems on an enterprise wide basis or across a major sector of the enterprise. Develops analytical and computational techniques, and methodology for problem solutions. Performs enterprise wide strategic systems planning, business information planning, business and analysis. Performs process and data modeling in support of the planning and analysis efforts using both manual and automated tools, such as Integrated Computer-Aided Software Engineering (I-CASE) tools. Applies reverse engineering and reengineering disciplines to develop migration strategic and planning documents. Has experience with such methodologies as IDEF 0 process modeling and IDEF 1x data modeling. Provides technical guidance in software engineering techniques and automated support tools.

Minimum Education: Master’s Degree in computer science, information systems, engineering, or other related scientific or technical discipline, with two years related experience.

37.	Network Administrator / Technician I

Minimum/General Experience: Two or more years of experience, with expertise in a variety of software programs and hardware applications. Experienced in a network environment that uses routers, bridges, switches, and FDDI.

Functional Responsibility: Maintains and supports network software and hardware.

Minimum Education: High school diploma and two years experience.

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38.	Program Manager I

Minimum/General Experience: See Education.

Functional Responsibility: Experienced in the program/project management field. Responsible for establishing and implementing work standards and processes, delegating contractor/subcontractor assignments, supervising contractor personnel and communicating policies, purposes, and goals to subordinates, and overall surveillance and operational success of assigned tasks.

Minimum Education: Bachelor’s Degree and two years experience.

39.	Program Manager II

Minimum/General Experience: Experienced in project/program management. Ability to plan, direct, and coordinate administrative activities, program control, and supervision of personnel involved in support provided under tasking. Knowledge of and experience in requirements definition, work planning, budget control, and communication methods and procedures required. Must be able to understand requirements of the type for tasks to be performed, review and evaluate all work performed, provide direction, and ensure compliance with all customer requirements and policies.

Functional Responsibility: Performs management support, provides guidance and direction, and ensures that all effort is successfully completed in accordance with task requirements.

Minimum Education: Bachelor’s Degree and five years experience in project/program management.

40.	Program Manager III

Minimum/General Experience: This position requires a minimum of seven years. Experience should include previous experience as a Program Manager for complex programs, project management, financial management, and coordination with COTR, COR and other program officials. Experience in related IT fields, with increasing responsibilities in information systems design and management.

Functional Responsibility: Serves as Project Manager for a large, complex task order (or a group of task orders). Responsible for the overall management of the specific task order(s) and ensures the technical solutions and schedules in the task order are implemented in a timely manner. Directs completion of tasks within estimated timeframes and budget constraints. Schedules and assigns duties to subordinates and subcontractors and ensures assignments are completed as directed. Enforces work standards and reviews/resolves work discrepancies to ensure compliance with contract requirements. Reports in writing and orally to contractor management and Government representatives. Provides competent leadership and responsible program direction through successful performance of a variety of detailed, diverse elements of project transitioning. Plans and directs technological improvements and project management implementation. Manages a diverse group of functional activities, subordinate groups of technical and administrative personnel. Provides business, technical, and personnel management across multiple projects, such as engineering studies, computer applications, and systems development.

Minimum Education: Bachelor’s Degree in Business, Computer Science, Information Systems, Engineering, Accounting, or related business or technical discipline and eight years experience. Advanced degree or training is desired.

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41.	Program Manager IV

Minimum/General Experience: This position requires a minimum of fifteen years experience, of which at least ten years must be specialized. Specialized experience includes: project development from inception to deployment, expertise in the management and control of funds and resources using complex reporting mechanisms, demonstrated capability in managing multi-task contracts and/or subcontracts of various types and complexity. General experience includes increasing responsibilities in information systems design and/or management.

Functional Responsibility: Serves as the contractor’s single contract manager, and shall be the contractor’s authorized interface with the Government Contracting Officer (CO), the contract level Contracting Officer’s Representative (COR), government management personnel and customer agency representatives. Responsible for formulating and enforcing work standards, assigning contractor schedules, reviewing work discrepancies, supervising contractor personnel and communicating policies, purposes, and goals of the organization to subordinates. Shall be responsible for the overall contract performance and shall not serve in any other capacity under this contract.

Minimum Education: Bachelor’s degree in Business, Computer Science, Information Systems, Engineering, Accounting, or related business or technical discipline. Advanced degree or training is desired.

42.	Programmer / Analyst II

Minimum/General Experience: Two or more years of experience. Familiarity with and knowledge of current system software and equipment technology. Ability to recognize potential developments that might be applicable to the proposed application.

Functional Responsibility: Designs, codes, maintains and documents software for computers, networks, and associated equipment. Conducts analysis of system requirements and develops methods for problem solution. Utilizes standard programming and analysis methods and techniques in developing and modifying software and/or systems.

Minimum Education: Bachelor’s Degree in a related field with 2 years experience.

43.	Programmer / Analyst III

Minimum/General Experience: Five or more years of experience. Knowledge of applications programming and analysis techniques combining extensive knowledge of networking, system software, and equipment technology to recognize developments potentially applicable to the proposed application. Analyzes, reviews and recommends changes/enhancements to current systems and networks.

Functional Responsibility: Utilizes advanced programming and analytical methods and techniques to develop, enhance, and modify software, networks, and systems. Supervises lower level Programmers/Analysts.

Minimum Education: Bachelor’s Degree in a related field with 5 years experience.

44.	Project Control Specialist II

Minimum/General Experience: See Education.

Functional Responsibility: Determine, monitor, and review costs, operational budgets and schedules, and staffing requirements for new or existing programs. Support and participate in negotiations with customer. Analyze effects of projects on various areas such as engineering, facilities, and the labor pool to determine the most practical and cost- efficient methods to obtain the required resources. Resolve proposal preparation problems and

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assess progress against established plans and parameters. Formulate and recommend corrective measures such as schedule revisions, staffing adjustments, fund allocations, and work requirements.

Minimum Education: High School Diploma with five years experience.

45.	Project Control Specialist III

Minimum/General Experience: Seven years experience.

Functional Responsibility: Directs all financial management and administrative activities, such as budgeting, manpower and resource planning and financial reporting. Performs complex evaluations of existing procedures, processes, techniques, models, and/or systems related to management problems or contractual issues, which would require a report and recommend solutions. Develops work breakdown structures, prepare charts, tables, graphs, and diagrams to assist in analyzing problems. Provides daily supervision and direction to staff.

Minimum Education: Bachelor’s degree.

46.	Project Manager I

Minimum/General Experience: Five years experience performing complex functional activities by providing management and supervision of multiple projects in systems engineering or the design of or field service of military command and control, communications systems, or systems engineering. Must be familiar with the principles of regularly exercising independent judgment, as well as a high level of analytic skill, in solving complex technical, administrative, and managerial problems. Provides overall direction for all project level activities.

Functional Responsibility: Under minimal supervision, responsible for all aspects of project performance (i.e., technical, contractual, administrative, financial). Manages and supervises personnel involved in all aspects of project activity, organizes and assigns responsibilities to subordinates, and oversees the successful completion of all assigned tasks.

Minimum Education: Bachelor’s Degree with five years experience in Engineering, Engineering Management, or Business Management.

47.	Project Manager II

Minimum/General Experience: Seven years of experience performing complex functional project activities by providing management and supervision of multiple projects in systems engineering or the design of or field service of military command and control, communications systems, or systems engineering. Demonstrated experience in handling government contracts. Must be familiar with the principles of exercising independent judgment, as well as a high level of analytical skill, in solving complex and unusual technical, administrative, and managerial problems.

Functional Responsibility: Under limited supervision, responsible for all aspects of project performance (i.e., technical, contractual, administrative, financial). Provides overall direction of project activities within a DOD or government acquisition program structure. Have comprehensive knowledge in interpreting requirements. Must have the ability and experience to manage varied complex projects from inception through completion. Should have hands-on experience in field management as well as in-house work. This includes coordination of subcontractors, vendors, and in-house work to meet the requirements of the buyer on a timely basis. Proven experience in the management of funds, time, and other resources.

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Minimum Education: Bachelor’s Degree and seven years experience in Engineering, Engineering Management, Business Management, or equivalent PMI Certification.

48.	Project Manager III

Minimum/General Experience: Ten years of experience performing complex functional project activities by providing management and supervision of multiple projects in systems engineering or the design of or field service of military command and control, communications systems, or systems engineering. Demonstrated experience in handling government contracts. Must be familiar with the principles of exercising independent judgment, as well as a high level of analytical skill, in solving complex and unusual technical, administrative, and managerial problems.

Functional Responsibility: Serves as the project manager for a large, complex task order (or a group of task orders affecting the same common/standard/migration system) and shall assist the Program Manager in working with the Government Contracting Officer (CO), the contract-level Contracting Officer’s Representative (COR), the task order-level COR(s), government management personnel and customer agency representatives. Under the guidance of the Program Manager, responsible for the overall management of the specific task order(s) and insuring that the technical solutions and schedules in the task order are implemented in a timely manner. Performs enterprise wide horizontal integration planning and interfaces to other functional systems.

Minimum Education: Bachelor’s degree in Engineering, Engineering Management, Business Management, or equivalent PMI Certification.

49.	Project Manager IV

Minimum/General Experience: Twelve years of experience performing complex functional project activities by providing management and supervision of multiple projects in systems engineering or the design of or field service of military command and control, communications systems, or systems engineering. Demonstrated experience in handling government contracts. Must be familiar with the principles of exercising independent judgment, as well as a high level of analytical skill, in solving complex and unusual technical, administrative, and managerial problems.

Functional Responsibility: Serves as the project manager for a large, complex task order (or a group of task orders affecting the same common/standard/migration system) and shall assist the Program Manager in working with the Government Contracting Officer (CO), the contract-level Contracting Officer’s Representative (COR), the task order-level COR(s), government management personnel and customer agency representatives. Under the guidance of the Program Manager, responsible for the overall management of the specific task order(s) and insuring that the technical solutions and schedules in the task order are implemented in a timely manner. Performs enterprise wide horizontal integration planning and interfaces to other functional systems.

Minimum Education: A Bachelor’s degree in Computer Science, Information Systems, Engineering, Business, or other related discipline.

50.	Quality Assurance Analyst I

Minimum/General Experience: Entry-level position.

Functional Responsibility: Executes the QA/QC process by reviewing work products for correctness, and adherence to the design concept and standards, and reviewing program documentation to ensure adherence to standards and requirements. Coordinates with the project manager and/or QA manager to ensure problem resolution and user satisfaction.

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Minimum Education: Bachelor’s Degree in a related field.

51.	Quality Assurance Manager II

Minimum/General Experience: Minimum 2 years experience.

Functional Responsibility: Develop, modify, apply, and maintain standards for quality operating methods and procedures. Provide coordination and guidance in preparing engineering-level technical appraisals of programming systems and numerical and computing techniques, and in integrating computers into the overall functions of scientific computation, and data acquisition, transmission, and processing. Ensure that corrective measures meet acceptable reliability standards. Develop overall operating criteria to ensure implementation of the software quality program according to project and contract requirements. Ensure that project control documentation complies with the contract. Review software design, change specifications, and related plans against contractual requirements. Perform or direct verification of software requirement allocations, traceability, and testability.

Minimum Education: Bachelor’s Degree and two years of related experience.

52.	Quality Assurance Manager III

Minimum/General Experience: This position requires a minimum of five years ADP experience, of which at least two years specialized experience in QA areas such as the following: Configuration Management, verification and validation, software testing and integration, software metrics and their application to software quality assessment. Experience includes increasing responsibilities in quality assurance, quality control, and team leader responsibilities.

Functional Responsibility: Establishes and maintains a process for evaluating software and associated documentation. Determines the resources required for quality control. Maintains the level of quality throughout the software life cycle. Conducts formal and informal reviews at pre-determined points throughout the development life cycle. Provides daily supervision and direction to support staff.

Minimum Education: A Bachelor’s Degree in computer science, information systems, engineering, business, or other related scientific or technical discipline with a minimum of five years ADP experience.

53.	Quality Assurance Manager IV

Minimum/General Experience: This position requires a minimum of seven years ADP experience, of which at least two years specialized experience in QA areas such as the following: Configuration Management, verification and validation, software testing and integration, software metrics and their application to software quality assessment. Experience includes increasing responsibilities in quality assurance, quality control, and team leader responsibilities.

Functional Responsibility: Provides technical and administrative direction for personnel performing software development tasks, including the review of work products for correctness, adherence to the design concept and to user standards, review of program documentation to assure government standards/requirements are adhered to, and for progress in accordance with schedules. Coordinates with the Project Manager and/or Quality Assurance Manager to ensure problem solution and user satisfaction. Make recommendations, if needed, for approval of major systems installations. Prepares milestone status reports and deliveries/presentations on the system concept to colleagues, subordinates, and end user representatives.

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Minimum Education: A Bachelor’s degree in computer science, information systems, engineering, business, or other related scientific or technical discipline.

54.	Quality Assurance Manager V

Minimum/General Experience: This position requires a minimum of ten years ADP experience, of which at least two years specialized experience in QA areas such as the following: Configuration Management, verification and validation, software testing and integration, software metrics and their application to software quality assessment. Experience includes increasing responsibilities in quality assurance, quality control, and team leader responsibilities.

Functional Responsibility: Establishes and maintains a process for evaluating software and associated documentation. Determines the resources required for quality control. Maintains the level of quality throughout the software life cycle. Conducts formal and informal reviews at predetermined points throughout the development life cycle. Provides daily supervision and direction to support staff.

Minimum Education: A Bachelor’s degree in computer science, information systems, engineering, business, or other related scientific or technical discipline.

55.	Software Engineer I

Minimum General Experience: Minimum 2 years of experience in applications software development or real time system software engineering in the analysis, design, development, implementation, testing, maintenance, quality assurance, troubleshooting and/or upgrade of software systems. Experience should include the development of software for embedded systems, dedicated processing systems, data acquisition systems, telemetry systems and operating system programming and/or the development of specifications and design of systems using a variety of computer languages, database management systems, operating systems, architectures, and peripheral devices to meet project needs.

Functional Responsibility: Accepts limited assignments under close supervision performing necessary sets of related tasks, gathering, organizing and analyzing data, and producing required documentation. Problem solving limited to narrowly defined applications. Typical tasks will apply formal software development methodologies and off the shelf development tools (e.g. CASE tools), and may include the design and development of other tools as needed. Assignments may include the use of machine languages working within tight constraints on module size, data storage, system latency and responsiveness/throughput or tasks that involve engineering, scientific, mathematical, computer science, multimedia, or business applications.

Minimum Education: Bachelor’s Degree with 2 years experience.

56.	Software Engineer II

Minimum General Experience: Minimum three of years of experience in applications software development or real time system software engineering in the analysis, design, development, implementation, testing, maintenance, quality assurance, troubleshooting and/or upgrade of software systems. Experience should include the development of software for embedded systems, dedicated processing systems, data acquisition systems, telemetry systems and operating system programming and/or the development of specifications and design of systems using a variety of computer languages, database management systems, operating systems, architectures, and peripheral devices to meet project needs.

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Functional Responsibility: Accepts moderate assignments under general supervision as a team leader performing related tasks, balancing resources and schedules, responding to unusual situations, organizing, and analyzing data, producing reports and documentation. Typical tasks will apply formal software development methodologies and off the shelf development tools (e.g. CASE tools), and may include the design and development of other tools as needed. Assignments may include the use of machine languages working within tight constraints on module size, data storage, system latency and responsiveness/throughput or tasks that involve engineering, scientific, mathematical, computer science, multimedia, or business applications.

Minimum Education: Bachelor’s Degree with three years experience.

57.	Software Engineer III

Minimum General Experience: Minimum five years of experience in applications software development or real time system software engineering in the analysis, design, development, implementation, testing, maintenance, quality assurance, troubleshooting and/or upgrade of software systems. Experience should include the development of software for embedded systems, dedicated processing systems, data acquisition systems, telemetry systems and operating system programming and/or the development of specifications and design of systems using a variety of computer languages, database management systems, operating systems, architectures, and peripheral devices to meet project needs.

Functional Responsibility: Independently performs assignments with instruction from supervisor as to the general results expected. Receives technical guidance on complex problems and needs supervisory approval for projects. May supervise a small number of lower level personnel. Works with broad assignments under general guidance marshaling resources to accomplish objectives, identifying needs and problems, generating alternatives, and implementing as appropriate. Documents and communicates results at all levels. Typical tasks will apply formal software development methodologies and off the shelf development tools (e.g. CASE tools), and may include the design and development of other tools as needed. Assignments may include the use of machine languages working within tight constraints on module size, data storage, system latency and responsiveness/throughput or tasks that involve engineering, scientific, mathematical, computer science, multimedia, or business applications.

Minimum Education: Bachelor’s Degree with 5 years experience.

58.	Software Engineer V

Minimum General Experience: Minimum ten years of experience in applications software development or real time system software engineering in the analysis, design, development, implementation, testing, maintenance, quality assurance, troubleshooting and/or upgrade of software systems. Experience should include the development of software for embedded systems, dedicated processing systems, data acquisition systems, telemetry systems and operating system programming and/or the development of specifications and design of systems using a variety of computer languages, database management systems, operating systems, architectures, and peripheral devices to meet project needs.

Functional Responsibility: Analyzes and studies complex system requirements. Designs software tools and subsystems to support software reuse and domain analyses and manages their implementation. Manages software development and support using formal specifications, data flow diagrams, other accepted design techniques and Computer Aided Software Engineering (CASE)

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tools. Estimates software development costs and schedule. Reviews’ existing programs and assists in making refinements, reducing operating time, and improving current techniques. Supervises software configuration management.

Minimum Education: Bachelor’s degree.

59.	Software Engineer VI

Minimum General Experience: Minimum twelve years of experience in applications software development or real time system software engineering in the analysis, design, development, implementation, testing, maintenance, quality assurance, troubleshooting and/or upgrade of software systems. Experience should include the development of software for embedded systems, dedicated processing systems, data acquisition systems, telemetry systems and operating system programming and/or the development of specifications and design of systems using a variety of computer languages, database management systems, operating systems, architectures, and peripheral devices to meet project needs.

Functional Responsibility: Independently performs assignments with instruction from supervisor as to the general results expected. Receives technical guidance on complex problems and needs supervisory approval for projects. May supervise a small number of lower level personnel. Works with broad assignments under general guidance marshaling resources to accomplish objectives, identifying needs and problems, generating alternatives, and implementing as appropriate. Documents and communicates results at all levels. Typical tasks will apply formal software development methodologies and off the shelf development tools (e.g. CASE tools), and may include the design and development of other tools as needed. Assignments may include the use of machine languages working within tight constraints on module size, data storage, system latency and responsiveness/throughput or tasks that involve engineering, scientific, mathematical, computer science, multimedia, or business applications.

Minimum Education: Master’s degree.

60.	Subject Matter Expert (SME) I

Minimum/General Experience: This position requires a minimum of seven years experience with at least two years of that experience in leadership positions such as direction of significant research and development efforts or managing programs requiring comprehensive and innovative technical solutions.

Functional Responsibility: Performs as a consultant in highly specialized subject areas such as human factors engineering, logistics, personnel, training, patents and trademarks, financial systems, and business process reengineering. Provide highly technical and/or specialized guidance concerning automation solutions to complex information processing problems related to the subject matter field. Perform analyses and studies, prepare reports, and give presentations

Minimum Education: Master’s Degree in a related technical field with seven years experience.

61.	Subject Matter Expert (SME) II

Minimum/General Experience: This position requires a minimum of ten years experience with at least two years of that experience in leadership positions such as direction of significant research and development efforts or managing programs requiring comprehensive and innovative technical solutions.

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Functional Responsibility: Analyzes user needs to determine functional requirements. Performs functional allocation to identify required tasks and their interrelationships. Identifies resources required for each task. Possesses requisite knowledge and expertise so recognized in the professional community that the Government is able to qualify the individual as an expert in the field for an actual TO. Demonstrates exceptional oral and written communication skills.

Minimum Education: Master’s degree in a related technical field.

62.	Subject Matter Expert (SME) III

Minimum/General Experience: This position requires a minimum of eleven years experience. At least three years of that experience shall have been in leadership positions such as direction of significant research and development efforts or managing programs requiring comprehensive and innovative technical solutions

Functional Responsibility: Perform as a consultant in highly specialized subject areas such as human factors engineering, logistics, personnel, training, patents and trademarks, financial systems, and business process reengineering. Provide highly technical and/or specialized guidance concerning automation solutions to complex information processing problems related to the subject matter field. Perform analyses and studies, prepare reports, and give presentations.

Minimum Education: Master’s Degree with 11 years experience.

63.	Subject Matter Expert (SME) IV

Minimum/General Experience: This position requires a minimum of fourteen years experience. At least three years of that experience shall have been in leadership positions such as direction of significant research and development efforts or managing programs requiring comprehensive and innovative technical solutions

Functional Responsibility: Perform as a consultant in highly specialized subject areas such as human factors engineering, logistics, personnel, training, patents and trademarks, financial systems, and business process reengineering. Provide highly technical and/or specialized guidance concerning automation solutions to complex information processing problems related to the subject matter field. Perform analyses and studies, prepare reports, and give presentations.

Minimum Education: Master’s degree.

64.	Subject Matter Expert (SME) V

Minimum/General Experience: This position requires a minimum of sixteen years experience. At least three years of that experience shall have been in leadership positions such as direction of significant research and development efforts or managing programs requiring comprehensive and innovative technical solutions

Functional Responsibility: Perform as a consultant in highly specialized subject areas such as human factors engineering, logistics, personnel, training, patents and trademarks, financial systems, and business process reengineering. Provide highly technical and/or specialized guidance concerning automation solutions to complex information processing problems related to the subject matter field. Perform analyses and studies, prepare reports, and give presentations.

Minimum Education: Master’s degree.

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65.	Systems Security Engineer I

Minimum/General Experience: This position requires a minimum of three years’ experience, of which at least one must be specialized experience including system security analysis and implementation; secure system engineering and/or design, design assurance or testing for INFOSEC products and systems computer networking technology and work in protocol and/or interface standards. General experience includes software engineering; program design and implementation; configuration management; or maintenance, integration or testing, and information system engineering, analyst or software experience.

Functional Responsibility: Analyzes and defines security requirements for Multilevel Security (MLS) issues. Designs, develops, engineers, and implements solutions to MLS requirements. Gathers and organizes technical information about an organization’s mission goals and needs, existing security products, and ongoing programs in the MLS arena. Performs risk analyses which also includes risk assessment.

Minimum Education: Bachelor’s degree in electrical, electronic or computer engineering; computer science; or, a related field

66.	Systems Security Engineer II

Minimum/General Experience: This position requires a minimum of five years’ experience, of which at least three must be specialized experience including system security analysis and implementation; secure system engineering and/or design, design assurance or testing for INFOSEC products and systems computer networking technology and work in protocol and/or interface standards. General experience includes software engineering; program design and implementation; configuration management; or maintenance, integration or testing, and information system engineering, analyst or software experience.

Functional Responsibility: Provides customer support in solving all phases of complex INFOSEC -related technical problems. Reviews and recommends INFOSEC solutions to customer problems based on an understanding of products/systems test results. Conducts systems security analysis and implementation, system engineering, electrical design, design assurance, testing, software engineering, program design, configuration management, integration and testing of INFOSEC products and techniques. Solutions are based on a firm understanding of government/industry policy, practices, procedures, and customer requirements. Particular attention placed on Guard, Firewall, Secure Network Server, PCMCIA format security solutions, “Smart Cards”, and emerging security technologies and future trends in support of information system and network security. Insures that INFOSEC solutions are fully compatible with or engineered into the customer’s network design. Provides work direction and guidance to other personnel; ensures accuracy of the work of other personnel, operates under deadlines, able to work on multiple tasks.

Minimum Education: Bachelor’s degree Electrical, electronic, or computer engineering or related field.

67.	Systems Security Engineer III

Minimum/General Experience: This position requires a minimum of seven years’ experience, of which at least three must be specialized experience including system security analysis and implementation; secure system engineering and/or design, design assurance or testing for INFOSEC products and systems computer networking technology and work in protocol and/or interface standards. General experience includes software engineering; program design and implementation; configuration management; or maintenance, integration or testing, and information system engineering, analyst or software experience.

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Functional Responsibility: Analyzes and defines security requirements for Multilevel Security (MLS) issues. Designs, develops, engineers, and implements solutions to MLS requirements. Responsible for the implementation and development of the MLS. Gathers and organizes technical information about an organization’s mission goals and needs, existing security products, and ongoing programs in the MLS arena. Performs risk analyses which also includes risk assessment. Provides daily supervision and direction to staff.

Minimum Education: Bachelor’s degree Electrical, electronic, or computer engineering or related field.

68.	Systems Security Engineer IV

Minimum/General Experience: This position requires a minimum of ten years’ experience, of which at least five years must be specialized experience including the design and development of SECURE command/control/ communications and intelligence (C3I) and/or SECURE control/communications/computer and intelligence (C4I) systems or experience in providing information system security support for such systems. General experience includes information system requirements analysis, system design, implementation, and testing.

Functional Responsibility: Develops and recommends technical solutions to support clients requirements in solving moderately complex network, platform and system security problems. Typical focus areas include analytical and engineering solutions based on federal and industry INFOSEC policy, doctrine and regulations. Responsibilities include secure system engineering and development, including system/security requirements analysis and secure system definition and specification development of INFOSEC policies and procedures utilizing technical and analytical skills. Also designs test beds for the DT&E of advanced INFOSEC hardware and software solutions.

Minimum Education: Bachelor’s degree Electrical, electronic, or computer engineering or related field.

69.	Systems Security Engineer V

Minimum/General Experience: This position requires a minimum of 15 years’ experience, of which 10 years must be specialized experience including INFOSEC technology, policy and procedure development and implementation on major industry and Government programs/efforts. Also includes a strong understanding of security policy advocated by the U.S. Government including Department of Defense and appropriate civil agencies, e.g., NIST. General experience includes development of both common user and special purpose command and control/ information systems with increasing responsibilities in the scope and magnitude of the systems for which solutions have been implemented.

Functional Responsibility: Establishes and satisfies system-wide information security requirements based upon the analysis of user, policy, regulatory, and resource demands. Supports customers at the highest levels in the development and implementation of doctrine and policies. Provides leadership and guidance in the development, design and application of solutions implemented by more junior staff members. May have management responsibilities when assigned. Coordinates with senior representatives within the customer organizations to address program goals, milestones, resources and risks. Applies expertise to common user information systems, as well as to dedicated special purpose systems requiring specialized security Features and procedures. Examples could include classified intelligence and command and control – related networks. Provides work direction and guidance to other personnel; ensures accuracy of the work of other personnel, operates under deadlines, able to work on multiple tasks.

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Minimum Education: Bachelor’s degree computer science, information systems, engineering, business or other related scientific or technical disciplines.

70.	Systems Security Engineer VI

Minimum/General Experience: This position requires a minimum of 18 years’ experience, of which 12 years must be specialized experience including leadership roles in developing and implementing INFOSEC technology, programs and policy for major industry and Government programs/efforts. Also requires an expert understanding of security policy advocated by the U.S. Government including Department of Defense and appropriate civil agencies, e.g., NIST, as well as commercial “best practices”. General experience includes development of both common user and special purpose command and control/ information systems with increasing responsibilities in the scope and magnitude of the systems for which solutions have been implemented.

Functional Responsibility: Establishes and satisfies highly challenging and complex system-wide information security requirements based upon the analysis of user, policy, regulatory, and resource demands. Supports customers at the highest levels in the development and implementation of doctrine and policies. Provides leadership and guidance in the development, design and application of solutions implemented by more junior staff members. May have top level management responsibilities. Coordinates with senior representatives within the customer organizations to establish and define programs, resources and risks. Applies expertise to government and commercial common user systems, as well as to dedicated special purpose systems requiring specialized security features and procedures. Examples could include classified intelligence and command and control - related networks. Provides guidance and direction to other professionals, acts in a consulting and/or advisory capacity; coordinates resolution of highly complex problems and tasks, possesses ability to meet and operate under deadlines.

Minimum Education: M.S. computer science, information systems, engineering, business or other related scientific or technical disciplines.

71.	Systems Administrator I

Minimum/General Experience: Entry-level position.

Functional Responsibility: Optimizes system operation and resource utilization, and performs system capacity analysis and planning. Assists users in accessing and using business systems; works under direct supervision.

Minimum Education: Bachelor’s Degree in related technical field.

72.	Systems Administrator II

Minimum/General Experience: Two years experience directly related to systems administration.

Functional Responsibility: Optimizes system operation and resource utilization, and performs system capacity analysis and planning. Sets up servers and network to meet the project’s needs. Ensures that the project environment is secure, stable and configured to optimally support development and a migration to production. Installs and operates operating systems software, keeps the system environment functional, monitors and tunes systems software, peripherals, and networks. Shall be skilled in installing new users, creating batch administration scripts, running systems backups, and resolving systems problems. Assists users in accessing and using business systems; works with some supervision.

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Minimum Education: Bachelor’s Degree and two years experience.

73.	Systems Administrator III

Minimum/General Experience: Five years experience directly related to systems administration.

Functional Responsibility: Optimizes system operation and resource utilization, and performs system capacity analysis and planning. Assists users in accessing and using business systems; works with minimal supervision, and may direct other personnel in this area. Tracks resource usage and capacity of existing systems to identify bottlenecks. Create system availability reports to meet standards set for the project or organization. Resolve performance problems with the server and network. Supervises the monitoring of network facilities. Ensures high quality transmission on network. Directs testing and analysis of all elements of the network facility (including hardware, software, power, communications, lines, modems and terminals). Supervises testing and analysis of all elements of the network facilities (including software, power, communications machinery, lines, modems and terminals). Serves as key contact for remote locations and customers to obtain clarification of problems and provides resolution of system failures and degradations.

Minimum Education: Bachelor’s Degree and five years experience.

74.	Systems Analyst I

Minimum/General Experience: One (1) to two (2) years experience applying analytical, statistical or simulation methodologies to analyze scientific, engineering, or other problems related to the design and operation of information technology systems and equipment in one or more of the following technology and system/subsystem specialty areas including, but not limited to: simulations and mathematical modeling, Kalman filtering and modern estimation, statistics and stochastic modeling, digital signal processing, underwater acoustics, instrumentation, test evaluation, navigation/guidance and control, radar, optics, space mission analysis, space mission operations, flight dynamics, aerodynamics, numerical methods, finite element analysis, information processing, weapons, sonar, underwater measurement, missile navigation, optical tracking, computer/data processing, spacecraft/ground stations, communications, sensors and transportation. Working knowledge and/or familiarity with the government systems acquisition process, including pertinent technical Standards.

Functional Responsibility: Accepts limited assignments under close supervision performing necessary sets of related tasks, gathering, organizing and analyzing data, and producing required documentation. Problem solving limited to narrowly defined applications. Analysis will typically cover a range of subsystems, including the analysis of interfaces between subsystems or between the system and human operators. Methodologies include development, validation, and application of mathematical models and implementation of those models in computer-based simulations. Rapid prototyping may also be required.

Minimum Education: Bachelor’s Degree.

75.	Systems Analyst II

Minimum/General Experience: Experience should include analysis and design of business applications on complex systems, and use of programming languages such as C/C++, Ada; database design and development (with an emphasis on Oracle products); formulation of program specifications; use of client/server architecture; data warehousing for large scale interactive databases with rapid activity by large numbers of simultaneous clients; and experience with CASE tools.

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Functional Responsibility: Defines specifications for proposed software. Develops plans for automated information systems from project inception to conclusion. Evaluates user interfaces; performs hardware and software performance tuning analysis; performs workload and computer usage analysis; monitors external system interfaces; performs failure analysis; evaluates proposed system modifications, upgrades and insertion of new technology. Develops system requirements and program specifications to answer functional needs. Ensures proper implementation of program and system specifications.

Minimum Education: Bachelor’s Degree in Computer Science, Information Systems, Engineering, Business, or other related scientific/IT discipline and 5 years experience.

76.	Systems Analyst III

Minimum/General Experience: Experience should include analysis and design of business applications on complex systems, and use of programming languages such as C/C++, Ada; database design and development; formulation of program specifications; use of client/server architecture; data warehousing for large scale interactive databases with rapid activity by large numbers of simultaneous clients. Must have experience managing technical functions.

Functional Responsibility: Provides daily technical and administrative direction for personnel performing software development, including quality review of work products, adherence to design concept and user standards, and progress against schedules. Coordinates with appropriate levels to ensure problem solution and user satisfaction. Prepares recommendations for approval of major system concepts and installations. Reviews task requirements, analyzes data, prepares project synopses, compares alternatives, prepares specifications for programs, resolves processing problems, coordinates work with subordinates. Prepares milestone status reports and deliveries/presentations on the system concept. Analyzes, develops, and/or reviews computer software possessing a wide range of capabilities, including numerous engineering, business, and records management functions. Oversees automated data processing system development. Defines and analyzes problems and develops system requirements and program specifications, from which detailed flow charts, programs, and tests are prepared. Coordinates closely with programmers to ensure proper implementation of program and system specifications. Develops, in conjunction with functional users, system alternative solutions.

Minimum Education: Bachelor’s Degree and 7 years experience, or Master’s Degree and 5 years of experience. Degree in Computer Science, In formation Systems, Engineering, Business, or other related scientific or technical discipline.

77.	Systems Architect II

Minimum/General Experience: The individual shall clearly demonstrate awareness of and sensitivity toward the trends, technologies, constraints, and priorities regarding current and projected strategies. Experience in leadership positions, such as direction of significant research and development efforts, or managing programs requiring comprehensive and innovative technical solutions; and a proven record of having successfully effected applicable technology transfer is imperative

Functional Responsibility: The Expert will have primary responsibilities for the configuration, selection, acquisition, installation, and integration of hardware, system software, communications components, middleware, and development tools to support both

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the future business processes and the systems development environment. Candidate will also coordinate the activities of both technology product and service vendors and lead technical infrastructure design activities. Candidates will also be responsible for coordinating activities of other architects and the Configuration Manager.

The candidate must be able to evaluate technologies in order to help establish use in the architecture solution set and marshal the resources of cross-functional technical teams to design and implement effective architecture solutions. Must be capable of providing support, guidance, and training to less senior personnel/other groups as to the capabilities and usage of equipment and technology evaluated.

The candidate should have a general understanding of methodology in use, a thorough understanding of the application framework in use, and a thorough understanding of the technologies in use, to include:

•Enterprise Application Integration Engines	•Transaction monitors

•Web servers and browsers	•Reliable messaging systems

•Application servers	•Object request brokers

•Network protocols	•Related middleware

•Repository and database management systems	•Operating systems

Minimum Education: Bachelor’s Degree with seven years experience.

78.	Systems Architect III

Minimum/General Experience: Experience will include supervision of system architects, use of structured analysis, design methodologies, and design tools (such as IDEF 1x, entity relationship diagrams, and other design techniques), object oriented principles, and experience with the logical and physical functional, operational, and technical architecture of large and complex information systems.

Functional Responsibility: Directs establishment of system requirements (software, hardware, communications) in the development of enterprise-wide or large-scale information systems. Designs architecture to meet requirements and provide for future expansion. Ensures system compatibility and compliance with standards for open systems architectures. Applies systems analysis disciplines to work flows, organization, and planning problems and develops appropriate corrective action for customers.

Minimum Education: Degree in Computer Science, Information Systems, Engineering, Business, or other related scientific or technical discipline. A Bachelor's Degree with 12 years experience or a Master's Degree with 10 years experience.

79.	Systems Architect IV

Minimum/General Experience: Eighteen years experience will include supervision of system architects, use of structured analysis, design methodologies, and design tools (such as IDEF 1x, entity relationship diagrams, and other design techniques), object oriented principles, and experience with the logical and physical functional, operational, and technical architecture of large and complex information systems.

Functional Responsibility: Recognized for business and/or architectural expertise with regard to effectively adapting functional business requirements and processes to technical solutions based upon comprehensive enterprise application solution sets. Work with senior managers and executives to provide vision and strategic direction for those functional areas that support the defined business disciplines within the enterprise, and to provide insight into selecting the enterprise applications (such as ERP products) that set the direction and establish an approach for a technical solution.

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Analyzes ERP gap analysis and architecture for full-scale implementation. Designs ERP application interfaces and the solution infrastructure baseline across the functional areas of interest. Manages ERP development, implementation, integration, testing and follow on support. While considering the needs of specific business areas, as well as those of the enterprise, provide expertise on technology and industry trends that will affect enterprise solution sets, including technical platforms and network architectures. Lead technical design reviews, validate enterprise approaches, define application systems that support redesigned or improved business processes, recommend technical architectures that lead to comprehensive business solutions, and assess work products. Updates and debugs system problems to ensure functionality. Also responsible for developing and educating others with regard to the solution set for business and/or architecture-specific best practices. Provides guidance and direction to other professionals, acts in a consulting and/or advisory capacity; coordinates resolution of highly complex problems and tasks, possesses ability to meet and operate under deadlines.

Minimum Education: A Master’s degree in Computer Science, Information Systems, Engineering, Business, or other related scientific or technical discipline.

80.	Systems Architect V

Minimum/General Experience: Twenty years experience will include supervision of system architects, use of structured analysis, design methodologies, and design tools (such as IDEF 1x, entity relationship diagrams, and other design techniques), object oriented principles, and experience with the logical and physical functional, operational, and technical architecture of large and complex information systems.

Functional Responsibility: Directs establishment of system requirements (software, hardware, communications) in the development of enterprise-wide or large-scale information systems. Designs architecture to meet requirements and provide for future expansion. Ensures system compatibility and compliance with standards for open systems architectures. Applies systems analysis disciplines to work flows, organization, and planning problems and develops appropriate corrective action for customers.

Minimum Education: A Master’s degree in Computer Science, Information Systems, Engineering, Business, or other related scientific or technical discipline.

81.	Systems Engineer I

Minimum/General Experience: A minimum of two years experience.

Functional Responsibility: Analyze and establish system-engineering requirements. Design architecture to include software/hardware and communications to support cross-functional requirements and system interfaces.

Minimum Education: Bachelor of Science Degree is required with two years experience.

82.	Systems Engineer II

Minimum/General Experience: Experience should include analysis, design, and development of large scale LAN based business systems utilizing PCs, and/or medium to large main frame computers, operating systems concepts and facilities applicable to the site supported, implementation using applicable structured programming languages and data base software.

Functional Responsibility: Provides technical solutions for routine to complex engineering studies, and applications. Responsible for analyzing, evaluating and making

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recommendations on current and proposed systems and architecting cost effective solutions. Develops solutions that optimize resources and technology available to meet established requirements. Conducts problem definition and resolution, and documents requirements and recommended solutions.

Minimum Education: Bachelor’s Degree in Computer Science, Information Systems, Engineering, Business, Accounting, or other related scientific or technical discipline with six years experience.

83.	Systems Engineer III

Minimum/General Experience: Experience should include work with logical, physical, functional, operational, and technical architectures of large and complex information systems. Experience should include project management/ implementation.

Functional Responsibility: Coordinates and manages project engineering tasks. Generates comprehensive definition of all aspects of systems development from analysis of mission needs to verification of system performance. Performs evaluation of alternatives and assessment of risks and costs. Analyzes system requirements and develops design alternatives. Provides technical leadership developing solutions for engineering studies and applications. Applies software, hardware, and standards information technology skills in the analysis, specification, development, integration, and acquisition of systems for information management applications. Ensures the systems and applications are compliant with standards for open systems architectures, reference models, and profiles of standards. Evaluates and recommends COTS applications and methodologies that can be acquired to provide interoperable, portable, and scalable information technology solutions. Performs analysis and validation of reusable software/hardware components to ensure the integration of these components into interoperable information management designs. Interfaces and coordinates efforts of technical and non-technical personnel involved in developing system architecture solutions to satisfy business information systems needs.

Minimum Education: Degree in Computer Science, Information Systems, Engineering, Business, or other related scientific or technical discipline. A Bachelor’s Degree with 10 years experience or a Master’s Degree with 8 years experience.

84.	Systems Engineer IV

Minimum/General Experience: Shall have twelve years’ work experience as a multi-disciplined Systems Engineer in the design and development of C3I systems.

Functional Responsibility: Coordinates and manages project engineering tasks. Generates comprehensive definition of all aspects of systems development from analysis of mission needs to verification of system performance. Performs evaluation of alternatives and assessment of risks and costs. Analyzes system requirements and develops design alternatives. Provides technical leadership developing solutions for engineering studies and applications. Applies software, hardware, and standards information technology skills in the analysis, specification, development, integration, and acquisition of systems for information management applications. Ensures the systems and applications are compliant with standards for open systems architectures, reference models, and profiles of standards. Evaluates and recommends COTS applications and methodologies that can be acquired to provide interoperable, portable, and scalable information technology solutions. Performs analysis and validation of reusable software/hardware components to ensure the integration of these components into interoperable information management designs. Interfaces and coordinates efforts of technical and non-technical personnel involved in developing system architecture solutions to satisfy business information systems needs.

The Analysis Corporation	Page 53 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

Minimum Education: Degree in Computer Science, Information Systems, Engineering, Business, or other related scientific or technical discipline.

85.	Systems Engineer VI

Minimum/General Experience: Shall have fourteen years’ work experience as a multi-disciplined Systems Engineer in the design and development of information systems. Experience should include work with logical, physical, functional, operational, and technical architectures of large and complex information systems. Experience should include project management/ implementation.

Functional Responsibility: Coordinates and manages project engineering tasks. Generates comprehensive definition of all aspects of systems development from analysis of mission needs to verification of system performance. Performs evaluation of alternatives and assessment of risks and costs. Analyzes system requirements and develops design alternatives. Provides technical leadership developing solutions for engineering studies and applications. Applies software, hardware, and standards information technology skills in the analysis, specification, development, integration, and acquisition of systems for information management applications. Ensures the systems and applications are compliant with standards for open systems architectures, reference models, and profiles of standards. Evaluates and recommends COTS applications and methodologies that can be acquired to provide interoperable, portable, and scalable information technology solutions. Performs analysis and validation of reusable software/hardware components to ensure the integration of these components into interoperable information management designs. Interfaces and coordinates efforts of technical and non-technical personnel involved in developing system architecture solutions to satisfy business information systems needs.

Minimum Education: Degree in Computer Science, Information Systems, Engineering, Business, or other related scientific or technical discipline.

86.	Systems Environment/Tools Expert I

Minimum/General Experience: Shall have five years’ work experience as an Engineer in the field of ADP Security.

Functional Responsibility: Shall have a working knowledge of current information technology security policies and requirements. Shall be a specialist in Computer Security (COMPUSEC) issue.

Minimum Education: Bachelor degree in Engineering or equivalent technical discipline with systems engineering specialization

87.	Systems Environment/Tools Expert II

Minimum/General Experience: Shall have seven years’ work experience as an Engineer in the field of ADP Security.

Functional Responsibility: Support the development of the enabling infrastructure to perform the technical tasks of the project. This infrastructure includes environments needed for the planning, design, development, test, deployment, and maintenance of large-scale automated information systems. Responsible for the selection, implementation, integration, and use of business and process reengineering and software engineering tools and methods, including BPR/change management tools, simulation tools, work flow analysis tools, activity-based costing tools, CASE tools, object-oriented design/development tools and libraries, model encyclopedias, model management tools, RDMS logical and physical database development tools, and information engineering repositories. Support the project in the selection, procurement, materials preparation, product installation and integration, training, product consulting, and use assessment of these tools and related methodologies in the customer environment

The Analysis Corporation	Page 54 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

Minimum Education: Master of Science degree

88.	Systems Environment/Tools Expert III

Minimum/General Experience: Shall have ten years’ work experience as an Engineer in the field of ADP Security.

Functional Responsibility: Support development of the enabling infrastructure to perform the project’s technical tasks. This infrastructure includes environments needed for the planning, design, development, test, deployment, and maintenance of large-scale automated information systems. Responsible for the selection, implementation, integration, and use of a variety of business process reengineering and information and software engineering tools and methods, including BPR/change management tools, simulation tools, work-flow analysis tools, activity-based costing tools, CASE tools, object-oriented design/development tools and libraries, model encyclopedias, model management tools, RDMS logical and physical database development tools, information engineering repositories, etc. Support the project in the selection, procurement, materials preparation, product installation and integration, training, product consulting, and use assessment of these tools and related methodologies in the customer environment.

Minimum Education: Master of Science degree

89.	Technical Writer I

Minimum/General Experience: One-year experience working with office automation applications.

Functional Responsibility: Prepare, disseminate, and ensure orderly safeguard of technical documents. Support the writing of technical documents and proposals. Provide technical editing by reviewing grammar, writing styles, and syntax to produce quality materials. Support rewrite to ensure quality deliverables and technical reports, as required.

Minimum Education: Associate’s Degree and one-year experience working with office automation applications.

90.	Technical Writer II

Minimum General Experience: Experience working with office automation application documentation including the system requirements/performance specifications, functional descriptions, and user documentation.

Functional Responsibility: Under limited supervision, prepare system documentation and users manuals in accordance with government documentation development standards. HTML coding for on-line interactive documentation may be required.

Minimum Education: Bachelor’s Degree or four years equivalent work experience.

91.	Technical Writer III

Minimum General Experience: Six years experience working with office automation application documentation including the system requirements/performance specifications, functional descriptions, and user documentation. Requires knowledge and experience writing to U.S. Government and military documentation standards such as IEEE, and MIL- STD-498. Experienced using authoring software in the creation of interactive Documentation systems. Capable of resolving issues with HTML coding and providing supervisory guidance related to the technologies employed in interactive documentation systems.

The Analysis Corporation	Page 55 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

Functional Responsibility: Capable of working independently to prepare system documentation and users manuals in accordance with government documentation development standards.

Minimum Education: Bachelor’s Degree and six years experience.

92.	Technical Writer V

Minimum General Experience: Ten years experience working with office automation application documentation including the system requirements/performance specifications, functional descriptions, and user documentation. Requires knowledge and experience writing to U.S. Government and military documentation standards such as IEEE, and MIL-STD-498. Experienced using authoring software in the creation of interactive Documentation systems. Capable of resolving issues with HTML coding and providing supervisory guidance related to the technologies employed in interactive documentation systems.

Functional Responsibility: Capable of working independently to prepare system documentation and users manuals in accordance with government documentation development standards.

Collects and organizes information required for preparation of user’s manuals, training materials, installation guides, proposals, and reports. Edits functional descriptions, system specifications, user’s manuals, special reports, or any other customer deliverables and documents. Prepares final documents for client acceptance. Plans, develops, maintains, rewrites, and produces documents as required by the client, regulations and/or specifications.

Minimum Education: Bachelor’s degree.

93.	Test Engineer I

Minimum/General Experience: Entry-level position.

Functional Responsibility: Perform as a test engineer on an automated information system development project. Analyze and study requirements to ensure overall testability. Produce pass/fail criteria to support testing of system, component, and units. Develop test plans and procedures. Schedule tests based on software release plans. Support the completion of test metrics. Establish test data for procedure. Execute test in accordance with test procedures, document error on appropriate tracking mechanisms, and document test resorts.

Minimum Education: Bachelor’s Degree.

94.	Test Engineer II

Minimum/General Experience: See Education.

Functional Responsibility: Perform as a recognized test engineer expert on a major automated information system development project. Analyze and study requirements to ensure overall testability. Produce pass/fail criteria to support testing of system, component, and units. Coordinate use of test baseline and transition into Configuration Management Libraries. Develop test plans and procedures. Schedule tests based on software release plans. Develop and maintain test metrics. May represent organization at customer interface meetings.

Minimum Education: Bachelor’s Degree and three years experience.

The Analysis Corporation	Page 56 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

95.	Test Engineer III

Minimum/General Experience: Minimum of two years experience.

Functional Responsibility: Perform as the primary test engineer expert on a major automated information system development project. Analyze and study requirements to ensure overall testability. Produce pass/fail criteria to support testing of system, component, and units. Coordinate use of test baseline and transition into Configuration Management Libraries. Develop test plans and procedures. Schedule tests based on software release plans. Develop and maintain test metrics. Represent organization at customer interface meetings.

Minimum Education: Master’s of Science Degree and 2 years experience.

96.	Training Specialist I

Minimum/General Experience: Experienced in information systems development as well as developing and providing technical and end- user training on computer hardware and application software. Demonstrated ability to communicate orally and in writing.

Functional Responsibility: Conducts the research necessary to develop and revise training courses. Develops and revises these courses and prepares appropriate training catalogs. Prepares instructor materials (course outlines, background material, and training aids). Prepares student materials (course manuals, workbooks, handouts, completion certificates and course critique forms). Trains personnel by conducting formal classroom courses, workshops, and seminars.

Minimum Education: Bachelor’s Degree in any field and two years experience.

97.	Training Specialist II

Minimum/General Experience: Four Years experience in information systems development as well as developing and providing technical and end-user training on computer hardware and application software. Demonstrated ability to communicate orally and in writing.

Functional Responsibility: Conducts the research necessary to develop and revise training courses. Develops and revises these courses and prepares appropriate training catalogs. Prepares instructor materials (course outline, background material, and training aids). Prepares student materials (course manuals, workbooks, handouts, completion certificates, and course critique forms). Trains personnel by conducting formal classroom courses, workshops and seminars.

Minimum Education: Bachelor’s degree.

98.	Training Specialist III

Minimum/General Experience: Five or more years of experience. Develops and prepares training materials (course manuals, workbooks, handouts, completion certificates, and course critique forms). Performs and provides training for personnel by conducting formal classroom courses, workshops, and seminars. Must have the ability to effectively communicate, professionally interface with students, and provide clear, concise, hands-on training.

Functional Responsibility: Provides instruction and training on applicable equipment and systems.

Minimum Education: Bachelor’s Degree in relevant area and five years experience.

The Analysis Corporation	Page 57 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

99.	Training Specialist IV

Minimum/General Experience: Seven years of experience. Develops and prepares training materials (course manuals, workbooks, handouts, completion certificates, and course critique forms). Performs and provides training for personnel by conducting formal classroom courses, workshops, and seminars. Must have the ability to effectively communicate, professionally interface with students, and provide clear, concise, hands-on training.

Functional Responsibility: Conducts the research necessary to develop and revise training courses and prepares appropriate training catalogs. Develops all instructor materials (course outline, background material, and training aids). Develops all student materials (course manuals, workbooks, handouts, completion certificates, and course critique forms). Trains personnel by conducting formal classroom courses, workshops, seminars, and/or computer based/computer aided training. Provides daily supervision and direction to staff.

Minimum Education: Bachelor’s degree in relevant area.

Note: All professional labor categories must be incidental to and used solely to support software and/or professional services, and cannot be purchased separately.

The Analysis Corporation	Page 58 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

ALLOWABLE SUBSTITUTIONS OF EDUCATION & EXPERIENCE

When determining the qualifications of an individual to fill one of the positions offered, substitutions for the education and experience requirements may be made as shown in Table 1: Allowable Education Substitutions for Experience. Additional educational achievements in excess of requirements can be substituted for experience requirements as follows:

Required Education	Actual Education Obtained	Years of Experience Credited to the TAC Employee
M.A. / M.S.	Ph.D.	4
B.A. / B.S.	Ph.D.	6
B.A. / B.S.	M.A. / M.S.	2
A.A. / A.S.	B.A. / B.S.	2
H.S. / GED	B.A. / B.S.	4

  Table 1: Allowable Education Substitutions for Experience

Use Table 2: Allowable Experience Substitutions for Education to convert additional experience in excess of requirements into equivalent educational requirements.

Actual Education	Required Education	Years of Experience Needed to meet Educational Requirements
None	H.S. / GED	2
H.S. / GED	Technical Institute / Military Training	2
Relevant Technical or Other Professional Certifications*	B.A. / B.S.	2
H.S. / GED	A.A. / A.S.	2
H.S. / GED	B.A. / B.S.	4
H.S. / GED	M.A. / M.S.	6
A.A. / A.S.	Technical Institute / Military Training	None needed. Consider equal.
A.A. / A.S.	B.A. / B.S.	2
A.A. / A.S.	M.A. / M.S.	4
B.A. / B.S.	M.A. / M.S.	2
* Certifications include, but are not limited to, Microsoft, CICSO, Oracle, Project Management Institute (PMI) and / or other organizations considered relevant to the Labor Category.

  Table 2: Allowable Experience Substitutions for Education

A related certification equals two years of experience.

The minimum education and experience will be met for all positions when the educational equivalencies in the tables above are considered.

The Analysis Corporation	Page 59 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

PROJECT MANAGEMENT INSTITUTE (PMI) CERTIFICATION REQUIREMENTS

PMP Requirements	Project Management Professional (PMP) Category 1	Project Management Professional (PMP) Category 2
Education:	Holds a baccalaureate or global equivalent university degree, as defined by Project Management Institute (PMI).	Does not hold a baccalaureate or global equivalent university degree, but holds a high school diploma or equivalent secondary school credential
Project Management Hours	Minimum of 4,500 hours of project management experience within the five project management process groups.	Minimum of 7,500 hours of project management experience within the five project management process groups.
Project Management Dates:	Project dates must represent has at least three years of non-overlapping project management experience within the six year period prior to the application	Project dates must represent at least five years of non-overlapping project management experience within the eight- year period prior to the application.
Project Management Education:	35 contact hours of project management education across the areas of project quality, scope, time, cost, human resources, communications, risk, procurement and integration management	35 contact hours of project management education across the areas of project quality, scope, time, cost, human resources, communications, risk, procurement and integration management.
Examination:	Successful completion of PMI Certification Examination.	Successful completion of PMI Certification Examination.
CAPM Requirements	Certified Associate in Project Management (CAPM) Category 1	Certified Associate in Project Management (CAPM) Category 2
Education:	Holds a baccalaureate or global equivalent university degree, as defined by Project Management Institute (PMI).	Does not hold a baccalaureate or global equivalent university degree, but holds a high school diploma or equivalent secondary school credential
Project Management Hours	Minimum of 1,500 hours of project management experience within the five project management process groups.	Minimum of 2,500 hours of project management experience within the five project management process groups.
Project Management Dates:	Project dates must represent has at least two years of non-overlapping project management experience within the three- year period prior to the application	Project dates must represent at least two years of non-overlapping project management experience within the three- year period prior to the application.
Project Management Education:	23 contact hours of project management education across the areas of project quality, scope, time, cost, human resources, communications, risk, procurement and integration management	23 contact hours of project management education across the areas of project quality, scope, time, cost, human resources, communications, risk, procurement and integration management.
Examination:	Successful completion of CAPM Certification Examination.	Successful completion of CAPM Certification Examination.

  Table 3: Project Management Institute (PMI) Certification Requirements

The Analysis Corporation	Page 60 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

V.	GSA SCHEDULE PRICE LISTS

TAC LABOR PRICELISTS

        GSA Schedule GS-35F-0344L

        Option Period 1 Year 1

	10/03/06 - 10/02/07

		Customer Site	TAC Site
1	Administrative Staff II	$33.82	$42.27
2	Administrative Staff III	$60.73	$75.91
3	Administrative Staff IV	$77.07	$96.34

4	Applications Programmer I	$35.83	$44.78
5	Applications Programmer III	$49.01	$61.26

6	Analyst I	$76.79	$95.99
7	Analyst II	$85.83	$107.29
8	Analyst III	$91.96	$114.95
9	Analyst IV	$100.72	$125.90
10	Analyst V	$106.02	$132.53

11	Business Architect II	$155.20	$194.00
12	Business Architect III	$194.00	$229.74
13	Business Architect IV	$262.58	$309.99

14	Configuration Management Specialist II	$76.30	$95.38

15	Consultant	$124.74	$155.92

16	Data Entry Clerk I	$19.92	$24.90

17	Data Handler I	$41.65	$52.07
18	Data Handler II	$49.54	$61.93

19	Database Administrator I	$37.82	$47.27
20	Database Management Specialist II	$63.43	$79.29
21	Database Management Specialist III	$77.71	$97.13

The Analysis Corporation	Page 61 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

22	Database Manager IV	$95.74	$119.68
23	Database Manager V	$125.13	$156.41

24	Enterprise Architect I	$118.23	$147.79
25	Enterprise Architect II	$159.86	$189.31
26	Enterprise Architect III	$169.02	$200.16
27	Enterprise Architect IV	$204.30	$255.38

28	Facility Security Officer	$117.92	$147.39

29	Graphics Specialist I	$26.52	$33.14
30	Graphics Specialist II	$35.22	$44.02
31	Graphics Specialist III	$52.17	$65.21
32	Graphics Specialist IV	$74.73	$93.42
33	Graphics Specialist V	$91.28	$110.61

34	Information Engineer I	$61.37	$76.71
35	Information Engineer II	$66.64	$83.30
36	Information Engineer III	$78.71	$98.39

37	Network Administrator/Technician I	$57.53	$71.91

38	Program Manager I	$98.97	$123.71
39	Program Manager II	$102.26	$127.83
40	Program Manager III	$124.82	$156.03
41	Program Manager IV	$156.09	$195.11

42	Programmer/Analyst II	$50.70	$63.37
43	Programmer/Analyst III	$62.89	$78.61

44	Project Control Specialist II	$51.84	$64.80
45	Project Control Specialist III	$61.63	$77.04

46	Project Manager I	$75.30	$94.13
47	Project Manager II	$96.50	$120.63
48	Project Manager III	$116.47	$145.59
49	Project Manager IV	$134.94	$168.67

50	Quality Assurance Analyst I	$44.13	$55.17
51	Quality Assurance Manager II	$59.06	$73.83
52	Quality Assurance Manager III	$72.27	$90.34
53	Quality Assurance Manager IV	$89.32	$111.66
54	Quality Assurance Manager V	$130.05	$162.56

The Analysis Corporation	Page 62 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

55	Software Engineer I	$44.44	$55.56
56	Software Engineer II	$54.49	$68.12
57	Software Engineer III	$65.72	$82.15
58	Software Engineer V	$105.07	$131.33
59	Software Engineer VI	$125.01	$156.26

60	Subject Matter Expert (SME) I	$107.85	$134.81
61	Subject Matter Expert (SME) II	$146.00	$182.50
62	Subject Matter Expert (SME) III	$194.25	$251.06
63	Subject Matter Expert (SME) IV	$210.06	$262.57
64	Subject Matter Expert (SME) V	$234.21	$276.50

65	System Security Engineer I	$90.74	$109.96
66	System Security Engineer II	$110.86	$138.58
67	System Security Engineer III	$125.13	$156.41
68	System Security Engineer IV	$166.29	$196.93
69	System Security Engineer V	$194.00	$229.74
70	System Security Engineer VI	$210.06	$262.57

71	Systems Administrator I	$43.04	$53.81
72	Systems Administrator II	$54.89	$68.61
73	Systems Administrator III	$67.41	$84.26

74	Systems Analyst I	$35.27	$44.09
75	Systems Analyst II	$58.44	$73.05
76	Systems Analyst III	$68.32	$85.40

77	Systems Architect II	$153.12	$191.41
78	Systems Architect III	$159.04	$198.80
79	Systems Architect IV	$194.00	$229.74
80	Systems Architect V	$196.46	$232.65

81	Systems Engineer I	$68.54	$85.68
82	Systems Engineer II	$76.32	$95.40
83	Systems Engineer III	$84.69	$105.86
84	Systems Engineer IV	$100.62	$125.78
85	Systems Engineer VI	$137.52	$171.90

86	Systems Environment/Tools Expert I	$98.52	$123.16
87	Systems Environment/Tools Expert II	$147.88	$184.84
88	Systems Environment/Tools Expert III	$176.73	$209.28

The Analysis Corporation	Page 63 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

89	Technical Writer I	$37.32	$46.66
90	Technical Writer II	$41.08	$51.35
91	Technical Writer III	$57.04	$71.30
92	Technical Writer V	$103.07	$128.84

93	Test Engineer I	$66.16	$82.70
94	Test Engineer II	$74.74	$93.43
95	Test Engineer III	$95.74	$119.68

96	Training Specialist I	$32.63	$40.79
97	Training Specialist II	$54.67	$68.34
98	Training Specialist III	$70.41	$88.02
99	Training Specialist IV	$79.60	$99.50

** If a Top Secret clearance is required, add 10% to the hourly rate, if a Top Secret/SCI clearance is required, add 20% to the hourly rate. **

Note: All professional labor categories must be incidental to and used solely to support software and/or professional services, and cannot be purchased separately.

The Analysis Corporation	Page 64 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

        GSA Schedule GS-35F-0344L

        Option Period 1 Year 2

3 % Escalation	10/03/07 - 10/02/08

		Customer	TAC

		Site	Site
1	Administrative Staff II	$34.83	$43.54
2	Administrative Staff III	$62.55	$78.18
3	Administrative Staff IV	$79.39	$99.23

4	Applications Programmer I	$35.69	$44.61
5	Applications Programmer III	$50.48	$63.10

6	Analyst I	$79.09	$98.87
7	Analyst II	$88.40	$110.51
8	Analyst III	$94.72	$118.40
9	Analyst IV	$103.74	$129.68
10	Analyst V	$109.20	$136.51

11	Business Architect II	$159.86	$199.82
12	Business Architect III	$199.82	$236.63
13	Business Architect IV	$270.46	$319.29

14	Configuration Management Specialist II	$76.77	$95.96

15	Consultant	$128.48	$160.60

16	Data Entry Clerk I	$20.52	$25.64

17	Data Handler I	$42.90	$53.63
18	Data Handler II	$51.03	$63.79

19	Database Administrator I	$38.95	$48.69
20	Database Management Specialist II	$65.34	$81.67
21	Database Management Specialist III	$80.04	$100.05
22	Database Manager IV	$98.62	$123.27

The Analysis Corporation	Page 65 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

23	Database Manager V	$128.88	$161.10

24	Enterprise Architect I	$121.78	$152.22
25	Enterprise Architect II	$164.66	$194.99
26	Enterprise Architect III	$174.10	$206.17
27	Enterprise Architect IV	$210.43	$263.04

28	Facility Security Officer	$121.45	$151.82

29	Graphics Specialist I	$27.31	$34.14
30	Graphics Specialist II	$36.27	$45.34
31	Graphics Specialist III	$51.96	$64.95
32	Graphics Specialist IV	$76.97	$96.22
33	Graphics Specialist V	$90.93	$110.18

34	Information Engineer I	$63.21	$79.01
35	Information Engineer II	$68.64	$85.80
36	Information Engineer III	$81.07	$101.34

37	Network Administrator/Technician I	$59.26	$74.07

38	Program Manager I	$101.94	$127.43
39	Program Manager II	$105.33	$131.67
40	Program Manager III	$128.57	$160.71
41	Program Manager IV	$160.77	$200.96

42	Programmer/Analyst II	$52.22	$65.28
43	Programmer/Analyst III	$64.77	$80.97

44	Project Control Specialist II	$53.40	$66.75
45	Project Control Specialist III	$63.48	$79.35

46	Project Manager I	$76.13	$94.70
47	Project Manager II	$98.05	$122.56
48	Project Manager III	$119.97	$149.96
49	Project Manager IV	$138.99	$173.73

50	Quality Assurance Analyst I	$45.46	$56.82
51	Quality Assurance Manager II	$60.83	$76.04
52	Quality Assurance Manager III	$74.44	$93.05
53	Quality Assurance Manager IV	$90.79	$113.45
54	Quality Assurance Manager V	$133.95	$167.44

The Analysis Corporation	Page 66 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

55	Software Engineer I	$44.27	$55.34
56	Software Engineer II	$53.63	$67.86
57	Software Engineer III	$65.47	$81.83
58	Software Engineer V	$108.22	$135.27
59	Software Engineer VI	$128.76	$160.95

60	Subject Matter Expert (SME) I	$111.08	$138.85
61	Subject Matter Expert (SME) II	$150.38	$187.97
62	Subject Matter Expert (SME) III	$200.07	$258.60
63	Subject Matter Expert (SME) IV	$216.36	$270.45
64	Subject Matter Expert (SME) V	$241.24	$284.80

65	System Security Engineer I	$93.47	$113.25
66	System Security Engineer II	$114.19	$142.74
67	System Security Engineer III	$128.88	$161.10
68	System Security Engineer IV	$171.28	$202.83
69	System Security Engineer V	$199.82	$236.63
70	System Security Engineer VI	$216.36	$270.45

71	Systems Administrator I	$44.34	$55.42
72	Systems Administrator II	$56.54	$70.67
73	Systems Administrator III	$69.43	$86.79

74	Systems Analyst I	$36.33	$45.41
75	Systems Analyst II	$60.19	$75.24
76	Systems Analyst III	$70.37	$87.96

77	Systems Architect II	$157.72	$197.15
78	Systems Architect III	$163.81	$204.76
79	Systems Architect IV	$199.82	$236.63
80	Systems Architect V	$202.35	$239.63

81	Systems Engineer I	$70.60	$88.25
82	Systems Engineer II	$78.61	$98.26
83	Systems Engineer III	$87.23	$109.04
84	Systems Engineer IV	$103.64	$129.55
85	Systems Engineer VI	$141.65	$177.06

86	Systems Environment/Tools Expert I	$101.48	$126.85
87	Systems Environment/Tools Expert II	$152.31	$190.39
88	Systems Environment/Tools Expert III	$182.03	$215.56

The Analysis Corporation	Page 67 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

89	Technical Writer I	$38.44	$48.05
90	Technical Writer II	$40.92	$51.15
91	Technical Writer III	$56.81	$71.02
92	Technical Writer V	$106.16	$132.71

93	Test Engineer I	$68.14	$85.18
94	Test Engineer II	$76.99	$96.23
95	Test Engineer III	$98.62	$123.27

96	Training Specialist I	$32.51	$40.63
97	Training Specialist II	$56.31	$70.39
98	Training Specialist III	$72.53	$90.66
99	Training Specialist IV	$81.98	$102.48

** If a Top Secret clearance is required, add 10% to the hourly rate, if a Top Secret/SCI clearance is required, add 20% to the hourly rate. **

Note: All professional labor categories must be incidental to and used solely to support software and/or professional services, and cannot be purchased separately.

The Analysis Corporation	Page 68 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

          GSA Schedule GS-35F-0344L

          Option Period 1 Year 3

3 % Escalation	10/03/08 - 10/02/09

		Customer	TAC
		Site	Site
1	Administrative Staff II	$35.88	$44.85
2	Administrative Staff III	$64.43	$80.53
3	Administrative Staff IV	$81.77	$102.20

4	Applications Programmer I	$36.76	$45.95
5	Applications Programmer III	$51.99	$64.99

6	Analyst I	$81.47	$101.84
7	Analyst II	$91.06	$113.82
8	Analyst III	$97.56	$121.95
9	Analyst IV	$106.85	$133.57
10	Analyst V	$112.48	$140.60

11	Business Architect II	$164.66	$205.82
12	Business Architect III	$205.82	$243.73
13	Business Architect IV	$278.57	$328.87

14	Configuration Management Specialist II	$79.07	$98.84

15	Consultant	$132.34	$165.42

16	Data Entry Clerk I	$21.13	$26.41

17	Data Handler I	$44.19	$55.24
18	Data Handler II	$52.56	$65.70

19	Database Administrator I	$40.12	$50.15
20	Database Management Specialist II	$67.30	$84.12
21	Database Management Specialist III	$82.44	$103.05
22	Database Manager IV	$101.57	$126.97
23	Database Manager V	$132.75	$165.93

The Analysis Corporation	Page 69 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

24	Enterprise Architect I	$125.43	$156.79
25	Enterprise Architect II	$169.59	$200.84
26	Enterprise Architect III	$179.32	$212.35
27	Enterprise Architect IV	$216.75	$270.93

28	Facility Security Officer	$125.10	$156.37

29	Graphics Specialist I	$28.13	$35.16
30	Graphics Specialist II	$37.36	$46.70
31	Graphics Specialist III	$53.52	$66.90
32	Graphics Specialist IV	$79.28	$99.10
33	Graphics Specialist V	$93.66	$113.48

34	Information Engineer I	$65.11	$81.38
35	Information Engineer II	$70.70	$88.37
36	Information Engineer III	$83.50	$104.38

37	Network Administrator/Technician I	$61.03	$76.29

38	Program Manager I	$105.00	$131.25
39	Program Manager II	$108.49	$135.62
40	Program Manager III	$132.43	$165.53
41	Program Manager IV	$165.59	$206.99

42	Programmer/Analyst II	$53.79	$67.23
43	Programmer/Analyst III	$66.72	$83.40

44	Project Control Specialist II	$55.00	$68.75
45	Project Control Specialist III	$65.38	$81.73

46	Project Manager I	$78.41	$97.54
47	Project Manager II	$100.99	$126.24
48	Project Manager III	$123.56	$154.46
49	Project Manager IV	$143.16	$178.95

50	Quality Assurance Analyst I	$46.82	$58.53
51	Quality Assurance Manager II	$62.66	$78.32
52	Quality Assurance Manager III	$76.68	$95.85
53	Quality Assurance Manager IV	$93.52	$116.85
54	Quality Assurance Manager V	$137.97	$172.46

55	Software Engineer I	$45.60	$57.00

The Analysis Corporation	Page 70 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

56	Software Engineer II	$55.24	$69.89
57	Software Engineer III	$67.43	$84.29
58	Software Engineer V	$111.47	$139.33
59	Software Engineer VI	$132.62	$165.78

60	Subject Matter Expert (SME) I	$114.41	$143.02
61	Subject Matter Expert (SME) II	$154.89	$193.61
62	Subject Matter Expert (SME) III	$206.08	$266.35
63	Subject Matter Expert (SME) IV	$222.85	$278.56
64	Subject Matter Expert (SME) V	$248.48	$293.34

65	System Security Engineer I	$96.27	$116.65
66	System Security Engineer II	$117.61	$147.02
67	System Security Engineer III	$132.75	$165.93
68	System Security Engineer IV	$176.42	$208.92
69	System Security Engineer V	$205.82	$243.73
70	System Security Engineer VI	$222.85	$278.56

71	Systems Administrator I	$45.67	$57.08
72	Systems Administrator II	$58.23	$72.79
73	Systems Administrator III	$71.52	$89.39

74	Systems Analyst I	$37.42	$46.77
75	Systems Analyst II	$62.00	$77.50
76	Systems Analyst III	$72.48	$90.60

77	Systems Architect II	$162.45	$203.06
78	Systems Architect III	$168.72	$210.90
79	Systems Architect IV	$205.82	$243.73
80	Systems Architect V	$208.42	$246.82

81	Systems Engineer I	$72.72	$90.90
82	Systems Engineer II	$80.96	$101.21
83	Systems Engineer III	$89.85	$112.31
84	Systems Engineer IV	$106.75	$133.44
85	Systems Engineer VI	$145.90	$182.37

86	Systems Environment/Tools Expert I	$104.52	$130.66
87	Systems Environment/Tools Expert II	$156.88	$196.10
88	Systems Environment/Tools Expert III	$187.49	$222.03

89	Technical Writer I	$39.60	$49.50

The Analysis Corporation	Page 71 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

90	Technical Writer II	$42.15	$52.68
91	Technical Writer III	$58.52	$73.15
92	Technical Writer V	$109.35	$136.69

93	Test Engineer I	$70.19	$87.74
94	Test Engineer II	$79.30	$99.12
95	Test Engineer III	$101.57	$126.97

96	Training Specialist I	$33.48	$41.85
97	Training Specialist II	$58.00	$72.50
98	Training Specialist III	$74.70	$93.38
99	Training Specialist IV	$84.44	$105.55

** If a Top Secret clearance is required, add 10% to the hourly rate, if a Top Secret/SCI clearance is required, add 20% to the hourly rate. **

Note: All professional labor categories must be incidental to and used solely to support software and/or professional services, and cannot be purchased separately.

The Analysis Corporation	Page 72 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

          GSA Schedule GS-35F-0344L

          Option Period 1 Year 4

3 % Escalation	10/03/09 - 10/02/10

		Customer	TAC
		Site	Site
1	Administrative Staff II	$36.95	$46.19
2	Administrative Staff III	$66.36	$82.94
3	Administrative Staff IV	$84.22	$105.27

4	Applications Programmer I	$37.86	$47.33
5	Applications Programmer III	$53.55	$66.94

6	Analyst I	$83.91	$104.89
7	Analyst II	$93.79	$117.24
8	Analyst III	$100.49	$125.61
9	Analyst IV	$110.06	$137.57
10	Analyst V	$115.85	$144.82

11	Business Architect II	$169.59	$211.99
12	Business Architect III	$211.99	$251.05
13	Business Architect IV	$286.93	$338.73

14	Configuration Management Specialist II	$81.44	$101.80

15	Consultant	$136.31	$170.38

16	Data Entry Clerk I	$21.77	$27.21

17	Data Handler I	$45.52	$56.90
18	Data Handler II	$54.14	$67.67

19	Database Administrator I	$41.32	$51.65
20	Database Management Specialist II	$69.31	$86.64

The Analysis Corporation	Page 73 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

21	Database Management Specialist III	$84.91	$106.14
22	Database Manager IV	$104.62	$130.78
23	Database Manager V	$136.73	$170.91

24	Enterprise Architect I	$129.19	$161.49
25	Enterprise Architect II	$174.68	$206.86
26	Enterprise Architect III	$184.70	$218.72
27	Enterprise Architect IV	$223.25	$279.06

28	Facility Security Officer	$128.85	$161.06

29	Graphics Specialist I	$28.97	$36.22
30	Graphics Specialist II	$38.48	$48.10
31	Graphics Specialist III	$55.13	$68.91
32	Graphics Specialist IV	$81.66	$102.08
33	Graphics Specialist V	$96.47	$116.89

34	Information Engineer I	$67.06	$83.83
35	Information Engineer II	$72.82	$91.02
36	Information Engineer III	$86.01	$107.51

37	Network Administrator/Technician I	$62.87	$78.58

38	Program Manager I	$108.15	$135.19
39	Program Manager II	$111.75	$139.68
40	Program Manager III	$136.40	$170.50
41	Program Manager IV	$170.56	$213.20

42	Programmer/Analyst II	$55.40	$69.25
43	Programmer/Analyst III	$68.72	$85.90

44	Project Control Specialist II	$56.65	$70.81
45	Project Control Specialist III	$67.34	$84.18

46	Project Manager I	$80.76	$100.47
47	Project Manager II	$104.02	$130.03
48	Project Manager III	$127.27	$159.09
49	Project Manager IV	$147.45	$184.31

50	Quality Assurance Analyst I	$48.23	$60.28
51	Quality Assurance Manager II	$64.54	$80.67
52	Quality Assurance Manager III	$78.98	$98.72
53	Quality Assurance Manager IV	$96.32	$120.36

The Analysis Corporation	Page 74 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

54	Quality Assurance Manager V	$142.11	$177.63

55	Software Engineer I	$46.97	$58.71
56	Software Engineer II	$56.90	$71.99
57	Software Engineer III	$69.45	$86.82
58	Software Engineer V	$114.81	$143.51
59	Software Engineer VI	$136.60	$170.75

60	Subject Matter Expert (SME) I	$117.85	$147.31
61	Subject Matter Expert (SME) II	$159.54	$199.42
62	Subject Matter Expert (SME) III	$212.26	$274.35
63	Subject Matter Expert (SME) IV	$229.53	$286.92
64	Subject Matter Expert (SME) V	$255.93	$302.14

65	System Security Engineer I	$99.16	$120.15
66	System Security Engineer II	$121.14	$151.43
67	System Security Engineer III	$136.73	$170.91
68	System Security Engineer IV	$181.71	$215.19
69	System Security Engineer V	$211.99	$251.05
70	System Security Engineer VI	$229.53	$286.92

71	Systems Administrator I	$47.04	$58.79
72	Systems Administrator II	$59.98	$74.98
73	Systems Administrator III	$73.66	$92.08

74	Systems Analyst I	$38.54	$48.18
75	Systems Analyst II	$63.86	$79.82
76	Systems Analyst III	$74.65	$93.32

77	Systems Architect II	$167.32	$209.15
78	Systems Architect III	$173.78	$217.23
79	Systems Architect IV	$211.99	$251.05
80	Systems Architect V	$214.68	$254.22

81	Systems Engineer I	$74.90	$93.62
82	Systems Engineer II	$83.39	$104.24
83	Systems Engineer III	$92.54	$115.68
84	Systems Engineer IV	$109.95	$137.44
85	Systems Engineer VI	$150.27	$187.84

86	Systems Environment/Tools Expert I	$107.66	$134.58
87	Systems Environment/Tools Expert II	$161.59	$201.98

The Analysis Corporation	Page 75 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

88	Systems Environment/Tools Expert III	$193.11	$228.69

89	Technical Writer I	$40.79	$50.98
90	Technical Writer II	$43.41	$54.26
91	Technical Writer III	$60.27	$75.34
92	Technical Writer V	$112.63	$140.79

93	Test Engineer I	$72.29	$90.37
94	Test Engineer II	$81.68	$102.09
95	Test Engineer III	$104.62	$130.78

96	Training Specialist I	$34.49	$43.11
97	Training Specialist II	$59.74	$74.67
98	Training Specialist III	$76.94	$96.18
99	Training Specialist IV	$86.98	$108.72

** If a Top Secret clearance is required, add 10% to the hourly rate, if a Top Secret/SCI clearance is required, add 20% to the hourly rate. **

Note: All professional labor categories must be incidental to and used solely to support software and/or professional services, and cannot be purchased separately.

The Analysis Corporation	Page 76 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

	GSA Schedule GS-35F-0344L Option Period 1 Year 5 3 % Escalation	10/03/10 - 10/02/11

		Customer Site	TAC Site
1	Administrative Staff II	$38.06	$47.58
2	Administrative Staff III	$68.35	$85.43
3	Administrative Staff IV	$86.75	$108.43

4	Applications Programmer I	$39.00	$48.75
5	Applications Programmer III	$55.16	$68.95

6	Analyst I	$86.43	$108.04
7	Analyst II	$96.60	$120.76
8	Analyst III	$103.50	$129.38
9	Analyst IV	$113.36	$141.70
10	Analyst V	$119.33	$149.16

11	Business Architect II	$174.68	$218.35
12	Business Architect III	$218.35	$258.58
13	Business Architect IV	$295.53	$348.89

14	Configuration Management Specialist II	$83.88	$104.86

15	Consultant	$140.39	$175.49

16	Data Entry Clerk I	$22.42	$28.02

17	Data Handler I	$46.88	$58.60
18	Data Handler II	$55.76	$69.70

19	Database Administrator I	$42.56	$53.20
20	Database Management Specialist II	$71.39	$89.24
21	Database Management Specialist III	$87.46	$109.32

The Analysis Corporation	Page 77 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

22	Database Manager IV	$107.76	$134.70
23	Database Manager V	$140.83	$176.04

24	Enterprise Architect I	$133.07	$166.34
25	Enterprise Architect II	$179.92	$213.07
26	Enterprise Architect III	$190.24	$225.28
27	Enterprise Architect IV	$229.95	$287.43

28	Facility Security Officer	$132.71	$165.89

29	Graphics Specialist I	$29.84	$37.30
30	Graphics Specialist II	$39.64	$49.55
31	Graphics Specialist III	$56.78	$70.97
32	Graphics Specialist IV	$84.11	$105.14
33	Graphics Specialist V	$99.36	$120.40

34	Information Engineer I	$69.07	$86.34
35	Information Engineer II	$75.00	$93.76
36	Information Engineer III	$88.59	$110.74

37	Network Administrator/Technician I	$64.75	$80.94

38	Program Manager I	$111.39	$139.24
39	Program Manager II	$115.10	$143.87
40	Program Manager III	$140.49	$175.61
41	Program Manager IV	$175.68	$219.60

42	Programmer/Analyst II	$57.06	$71.33
43	Programmer/Analyst III	$70.78	$88.48

44	Project Control Specialist II	$58.35	$72.94
45	Project Control Specialist III	$69.37	$86.71

46	Project Manager I	$83.19	$103.48
47	Project Manager II	$107.14	$133.93
48	Project Manager III	$131.09	$163.86
49	Project Manager IV	$151.87	$189.84

50	Quality Assurance Analyst I	$49.67	$62.09
51	Quality Assurance Manager II	$66.47	$83.09
52	Quality Assurance Manager III	$81.35	$101.68
53	Quality Assurance Manager IV	$99.21	$123.97
54	Quality Assurance Manager V	$146.37	$182.96

The Analysis Corporation	Page 78 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

55	Software Engineer I	$48.37	$60.47
56	Software Engineer II	$58.61	$74.15
57	Software Engineer III	$71.54	$89.42
58	Software Engineer V	$118.25	$147.82
59	Software Engineer VI	$140.70	$175.87

60	Subject Matter Expert (SME) I	$121.38	$151.73
61	Subject Matter Expert (SME) II	$164.32	$205.40
62	Subject Matter Expert (SME) III	$218.63	$282.58
63	Subject Matter Expert (SME) IV	$236.42	$295.52
64	Subject Matter Expert (SME) V	$263.61	$311.21

65	System Security Engineer I	$102.13	$123.76
66	System Security Engineer II	$124.78	$155.97
67	System Security Engineer III	$140.83	$176.04
68	System Security Engineer IV	$187.16	$221.64
69	System Security Engineer V	$218.35	$258.58
70	System Security Engineer VI	$236.42	$295.52

71	Systems Administrator I	$48.45	$60.56
72	Systems Administrator II	$61.78	$77.22
73	Systems Administrator III	$75.87	$94.84

74	Systems Analyst I	$39.70	$49.62
75	Systems Analyst II	$65.77	$82.22
76	Systems Analyst III	$76.89	$96.12

77	Systems Architect II	$172.34	$215.43
78	Systems Architect III	$179.00	$223.75
79	Systems Architect IV	$218.35	$258.58
80	Systems Architect V	$221.12	$261.85

81	Systems Engineer I	$77.15	$96.43
82	Systems Engineer II	$85.89	$107.37
83	Systems Engineer III	$95.32	$119.15
84	Systems Engineer IV	$113.25	$141.56
85	Systems Engineer VI	$154.78	$193.48

86	Systems Environment/Tools Expert I	$110.89	$138.61
87	Systems Environment/Tools Expert II	$166.44	$208.04
88	Systems Environment/Tools Expert III	$198.91	$235.55

The Analysis Corporation	Page 79 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

89	Technical Writer I	$42.01	$52.51
90	Technical Writer II	$44.72	$55.89
91	Technical Writer III	$62.08	$77.60
92	Technical Writer V	$116.01	$145.01

93	Test Engineer I	$74.46	$93.08
94	Test Engineer II	$84.13	$105.16
95	Test Engineer III	$107.76	$134.70

96	Training Specialist I	$35.52	$44.40
97	Training Specialist II	$61.53	$76.91
98	Training Specialist III	$79.25	$99.07
99	Training Specialist IV	$89.59	$111.98

** If a Top Secret clearance is required, add 10% to the hourly rate, if a Top Secret/SCI clearance is required, add 20% to the hourly rate. **

Note: All professional labor categories must be incidental to and used solely to support software and/or professional services, and cannot be purchased separately.

The Analysis Corporation	Page 80 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

VI.	TERM SOFTWARE LICENSE - COGILITY

Vendor Part #	Product Description @ Qty 1	TAC Cost for GWAC’s, IDIQ’s, BPA’s, etc	Warranty Period (DAYS)	Product Country of Origin
Enterprise - T	Enterprise – T
	Production Server Appliance and Storage	$1,931,600	365	USA
Enterprise - M	Enterprise – M
	Production Server Appliance and Storage	$1,755,600	365	USA
Workgroup - T	Workgroup – T
	Production Server Appliance	$699,600	365	USA
Workgroup - M	Workgroup – M
	Production Server Appliance	$682,000	365	USA
Department - T	Department – T
	Production Server Appliance	$479,600	365	USA
Department - M	Enterprise – T
	Production Server Appliance	$479,600	365	USA
Development - Pilot	Development -Pilot
	Server Appliance	$171,600	365	USA
Single - Laptop	Single User - Laptop	$2,200	365	USA
AE – Enterprise - T	Annual Extension
	Enterprise – T Production Server Appliance and Storage	$386,620	365	USA

The Analysis Corporation	Page 81 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

AE – Enterprise - M	Annual Extension Enterprise – M
	Production Server Appliance and Storage	$351,120	365	USA
AE –Workgroup - T	Annual Extension Workgroup – T
	Production Server Appliance	$139,920	365	USA
AE – Workgroup - M	Annual Extension Workgroup – M
	Production Server Appliance	$136,400	365	USA
AE – Department - T	Annual Extension Department – T
	Production Server Appliance	$95,920	365	USA
AE – Department - M	Annual Extension Enterprise – T
	Production Server Appliance	$95,920	365	USA
AE – Development - Pilot	Annual Extension
	Development – Pilot Server Appliance	$19,184	365	USA
AE – Single - Laptop	Annual Extension
	Single User – Laptop	$440	365	USA

The Analysis Corporation	Page 82 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

VII.	COGILITY SOFTWARE CORPORATION LICENSE AND SERVICES AGREEMENT

Important - Read Carefully: This License and Services Agreement (“Agreement”) is a legal contract between you and Cogility Software Corporation (“Cogility”). By clicking on the “I Accept” box below, you agree to accept and be bound by the terms of this Agreement regarding this software (together with its user documentation, the “Software”) and the services provided in connection with the software (“Support”). If you are not willing to accept and be bound by the terms of this Agreement, click on the “I Decline” box below and you will not be able to complete installation of the Software. If you click on the “I Decline” box please contact Cogility within ten (10) days of declining, and you will receive a full refund of any license fees paid to Cogility for the Software and Support upon returning the Software to Cogility. This Agreement together with our invoices to you, control and state our agreement regarding the Software and Support.

1.	LICENSE.

Subject to the conditions of this Agreement, Cogility grants you a limited, non-transferable, non-exclusive license to use the Software. This Agreement applies to all of the license types that you have selected. You must specify your choice of license type on the applicable sales or purchase order form, and our confirming invoice will set forth the applicable license fees due. You agree, upon reasonable notice, to grant Cogility access to your premises to audit the number and types of servers on which the Software is being used.

2.	LICENSE FEES.

You shall pay the fees for the Software license and for the Support described in Section 8 below as stated in the Cogility invoices presented to you.

3.	RESTRICTIONS ON USE.

The Software may be used only by your employees and only in connection with the internal operations of your business. You may not transfer, sell, assign, or sublicense the Software to any person. You may not disclose the Software or any part of the Software to any other person or use it for any other person’s benefit. You shall ensure that each of your employees who has access to the Software has entered into a confidentiality agreement with you that protects confidential information including the Software. You may not copy the Software, except that you may make one (1) copy of the Software (but not the user documentation) for backup or archival purposes. You may not alter, obscure or remove any Cogility or product identification, copyright, trademark, patent or other notices or proprietary restrictions from the Software or the backup copy. You may not modify, reverse-engineer or decompile the Software. Notwithstanding the foregoing, subject to the terms of this Agreement, you may contract with Cogility or others to develop, or you may yourself develop, applications for the Software, to be used for your own internal business purposes only. All uses of the Software, including use in connection with applications, must be in accordance with Cogility’s product documentation as may be provided from time to time.

4.	OWNERSHIP.

Cogility is and shall remain the sole owner of all right, title and interest in and to the Software and any related patents, copyrights, trademarks, service marks, and trade secrets. You have no rights of any kind in the Software other than the license granted under this Agreement. You shall own applications developed on your behalf for the Software (but you shall not own any portion of the Software) and you may use such applications in conjunction

The Analysis Corporation	Page 83 of 90

GSA Schedule GS-35F-0344L, effective October 3, 2006

with the Software for your internal business purposes, but not for any other purpose, and you may not transfer, sell, assign or sublicense such applications to any other person without our prior written consent.

5.	TERMINATION.

Cogility may terminate this Agreement if you:

(i)	are in default in any payment;
(ii)	violate any other material term or condition of this Agreement and fail to cure your violation within thirty (30) days of our written notice of violation; or
(iii)	become insolvent.

Termination of this Agreement, or of Support pursuant to Section 8 below, shall not affect your obligation to pay any fees due to Cogility. Upon termination of this Agreement, you must cease using the Software and destroy or delete all copies of the Software.

6.	INFRINGEMENT CLAIMS.

Cogility will, at its own expense, defend and hold you harmless from and against any action brought against you by a third party to the extent that such action is based on a claim that the Software, used as authorized under this Agreement, infringes a United States patent, copyright, or other intellectual property right of a third party existing as of the date of this Agreement, provided that you promptly notify Cogility in writing of such claim and provide all necessary and required information and reasonable assistance regarding such claim. Cogility will have sole authority to defend, negotiate or settle the claim. With regard to Software found to be infringing, Cogility may at its option obtain for you the right to continue using the Software, replace or modify the Software so that it is no longer infringing, or if neither of the foregoing remedies is commercially feasible, terminate the license for the infringing Software and refund the license fees you paid for that Software, prorated over a three year term from the date of the applicable order. Cogility will have no obligation under this Section 6 to the extent the alleged infringement arises from (i) the use or combination of the Software with other products, devices or software not supplied by Cogility if such infringement would have been avoided by the use of the Software without such other products, devices or software; or (ii) the use of a superseded or modified release of the Software (except for modifications made by Cogility or under Cogility’s direction) if such infringement would have been avoided by the use of a current unaltered release of the Software. THE FOREGOING STATES OUR SOLE OBLIGATION FOR ANY THIRD PARTY INFRINGEMENT CLAIM UNDER THIS AGREEMENT.

7.	LIMITED WARRANTY.

Cogility warrants that the Software, when installed and used in accordance with the user documentation, will operate in all material respects in conformity with the specifications stated in the user documentation for a period of one (1) year from the date of your receipt (the “Warranty Period”). If it does not, your sole remedy and Cogility’s total liability for such material nonconformity in the Software will be repair of the Software or refund of the license fee paid, at our option. You must notify Cogility during the Warranty Period of any problems that you experience with the Software. Cogility will have no liability for any nonconformity of which you fail to notify Cogility prior to the expiration of the Warranty Period. Cogility will have no liability for any nonconformity of which you fail to notify Cogility prior to the expiration of the Warranty Period. This warranty shall not apply to (i) Software which has been used in a manner other than as authorized under this Agreement; (ii) Software that has been modified by you or any party other than Cogility or which has been improperly installed to the extent such modification or improper installation caused the breach of warranty; (iii) failures caused by accident, neglect, failure to maintain a suitable operating environment, tampering, or any other event other than ordinary use.

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GSA Schedule GS-35F-0344L, effective October 3, 2006

COGILITY AND ANY THIRD PARTY FROM WHOM COGILITY HAS LICENSED SOFTWARE DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.	SERVICES.

You are required to purchase annual maintenance and support services from Cogility for the Software, including telephonic and electronic support, debugging and updates (collectively referred to herein as “Support”), for the first 12-month period after your initial license of the Software at the annual Support fee specified by Cogility. Thereafter, you have the option to purchase annual Support from Cogility for consecutive 12-month terms (each such twelve month period a “Support Contract Period”). The annual Support fee is subject to change by Cogility and you will be notified prior to each anniversary of the Warranty Period expiration date of any such change. If you choose to purchase annual Support after the first year, Cogility will issue an invoice to you sixty (60) days prior to the beginning of each Support Contract Period and payment will be due as stated in this Agreement. Your agreement to purchase Support will renew automatically each year unless you notify Cogility in writing to the contrary at least sixty (60) days prior to the end of the then-current Support Contract Period. Cogility is obligated to provide Support only to current versions of the Software. You may also contract for additional professional services from Cogility relating to the Software on an additional fee basis, which shall be subject in each case to the terms and conditions of this Agreement and which shall be invoiced in accordance with our standard terms. You agree to provide Cogility with any information reasonably required by Cogility to perform services, and Cogility may rely on the accuracy and completeness of such information. Cogility warrants that all services provided under this Agreement will be performed in a professional manner conforming to generally accepted industry standards. This warranty shall be valid for thirty (30) days from delivery of the applicable service. For any breach of this warranty, your exclusive remedy and Cogility’s entire liability shall be

(i)	re-performance of the services or
(ii)	if Cogility is unable to perform the services as warranted, recovery of the fees paid to Cogility for such deficient services.

9.	LIMITATION OF LIABILITY.

EXCEPT AS PROVIDED IN SECTION 6, COGILITY’S LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNT PAID BY LICENSEE TO COGILITY FOR THE SOFTWARE OR THE SERVICES AS TO WHICH THE CLAIM AROSE. IN NO EVENT SHALL COGILITY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.	GOVERNMENT END USERS.

The Software and documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software – Restricted Rights clause at 48 CFR 52.227.19, as applicable. Manufacturer is Cogility Technology, Inc.

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GSA Schedule GS-35F-0344L, effective October 3, 2006

11.	GOVERNING LAW.

This License shall be governed by the laws of the United States of America.

Please indicate your acceptance of this Agreement by clicking as indicated below. If you choose not to accept this Agreement, please return the Software to Cogility immediately. (Please note that if you choose “I DECLINE,” you will not be able to complete installation of the Software.)

[ ] I accept.	[ ] I decline.

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GSA Schedule GS-35F-0344L, effective October 3, 2006

VIII.	USA COMMITMENT TO PROMOTE SMALL BUSINESS PARTICIPATION PROCUREMENT PROGRAMS

PREAMBLE

The Analysis Corporation provides commercial products and services to the Federal Government. We are committed to promoting participation of small, small disadvantaged and women-owned small businesses in our contracts. We pledge to provide opportunities to the small business community through reselling opportunities, mentor-protégé programs, joint ventures, teaming arrangements, and subcontracting.

COMMITMENT

•	To actively seek and partner with small businesses.

•	To identify, qualify, mentor and develop small, small disadvantaged and women- owned small businesses by purchasing from these businesses whenever practical.

•	To develop and promote company policy initiatives that demonstrate our support for awarding contracts and subcontracts to small business concerns.

•	To undertake significant efforts to determine the potential of small, small disadvantaged and women-owned small business to supply products and services to our company.

•	To insure procurement opportunities are designed to permit the maximum possible participation of small, small disadvantaged and women-owned small businesses.

•	To attend business opportunity workshops, minority business enterprise seminars, trade fairs, procurement conferences, etc., to identify and increase small businesses with whom to partner.

•	To publicize in our marketing publications our interest in meeting small businesses that may be interested in subcontracting opportunities.

We signify our commitment to work in partnership with small, small disadvantaged and women-owned small businesses to promote and increase their participation in Federal Government contracts. To accelerate potential opportunities please contact Mr. Jim Flynn, (703) 738-2876 (office), 703-883-4037 (fax), jflynn@the-analysis-corp.com.

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GSA Schedule GS-35F-0344L, effective October 3, 2006

IX.	BEST VALUE BLANKET PURCHASE AGREEMENT

Federal Supply Schedule

(Insert Customer Name)

In the spirit of the Federal Acquisition Streamlining Act (Agency) and (Contractor) enter into a cooperative agreement to further reduce the administrative costs of acquiring commercial items from the General Services Administration (GSA) Federal Supply Schedule Contract(s)                             .

Federal Supply Schedule contract BPAs eliminate contracting and open market costs such as: search for sources; the development of technical documents, solicitations and the evaluation of offers. Teaming Arrangements are permitted with Federal Supply Schedule Contractors in accordance with Federal Acquisition Regulation (FAR) 9.6.

This BPA will further decrease costs, reduce paperwork, and save time by eliminating the need for repetitive, individual purchases from the schedule contract. The end result is to create a purchasing mechanism for the Government that works better and costs less.

Signatures:

Agency	Date	Contractor	Date

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GSA Schedule GS-35F-0344L, effective October 3, 2006

BPA Number

(CUSTOMER NAME) BLANKET PURCHASE AGREEMENT

Pursuant to GSA Federal Supply Schedule Contract Number(s)                    , Blanket Purchase Agreements, the Contractor agrees to the following terms of a Blanket Purchase Agreement (BPA) EXCLUSIVELY WITH (Ordering Agency):

(1)	The following contract items can be ordered under this BPA. All orders placed against this BPA are subject to the terms and conditions of the contract, except as noted below:

MODEL NUMBER/PART NUMBER	*SPECIAL BPA DISCOUNT/PRICE

(2)	Delivery:

DESTINATION	DELIVERY SCHEDULES / DATES

(3)	The Government estimates, but does not guarantee, that the volume of purchases through this agreement will be .
(4)	This BPA does not obligate any funds.
(5)	This BPA expires on or at the end of the contract period, whichever is earlier.
(6)	The following office(s) is hereby authorized to place orders under this BPA:

OFFICE	POINT OF CONTACT

(7)	Orders will be placed against this BPA via Electronic Data Interchange (EDI), FAX, or paper.
(8)	Unless otherwise agreed to, all deliveries under this BPA must be accompanied by delivery tickets or sales slips that must contain the following information as a minimum:

(a) Name of Contractor;

(b) Contract Number;

(c) BPA Number;

(d) Model Number or National Stock Number (NSN);

(e) Purchase Order Number;

(f) Date of Purchase;

(g) Quantity, Unit Price, and Extension of Each Item (unit prices and extensions need not be shown when incompatible with the use of automated systems; provided, that the invoice is itemized to show the information); and

(h) Date of Shipment.

(9)	The requirements of a proper invoice are specified in the Federal Supply Schedule contract. Invoices will be submitted to the address specified within the purchase order transmission issued against this BPA.
(10)	The terms and conditions included in this BPA apply to all purchases made pursuant to it. In the event of an inconsistency between the provisions of this BPA and the Contractor’s invoice, the provisions of this BPA will take precedence.

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GSA Schedule GS-35F-0344L, effective October 3, 2006

X.	BASIC GUIDELINES FOR USING “CONTRACTOR TEAM ARRANGEMENTS”

Federal Supply Schedule Contractors may use “Contractor Team Arrangements” (see FAR 9.6) to provide solutions when responding to a customer agency requirements.

These Team Arrangements can be included under a Blanket Purchase Agreement (BPA). BPAs are permitted under all Federal Supply Schedule contracts.

Orders under a Team Arrangement are subject to terms and conditions or the Federal Supply Schedule Contract.

Participation in a Team Arrangement is limited to Federal Supply Schedule Contractors.

Customers should refer to FAR 9.6 for specific details on Team Arrangements.

Here is a general outline on how it works:

•	The customer identifies their requirements.

•	Federal Supply Schedule Contractors may individually meet the customers needs, or -

•	Federal Supply Schedule Contractors may individually submit a Schedules “Team Solution” to meet the customer’s requirement.

•	Customers make a best value selection.

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